Exhibit 10.17

CREDIT AGREEMENT

among

ERICKSON AIR-CRANE INCORPORATED
as Borrower

LENDERS NAMED HEREIN,
as Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swing Line Lender
and L/C Issuer

WELLS FARGO SECURITIES, LLC
as Sole Lead Arranger and Sole Bookrunner

KEYBANK NATIONAL ASSOCIATION
as Syndication Agent

BANK OF THE WEST
as Documentation Agent

TOTAL COMMITMENT — $132,500,000

June 24, 2010

i

(continued)

(continued)

(continued)

SCHEDULES

1.01        Pricing Schedule

2.01        Commitments and Pro Rata Shares

2.03        Existing L/Cs

5.06        Litigation

5.09        Environmental Matters

5.10        Property Insurance

5.13        Subsidiaries and Other Equity Investments

5.15        Intellectual Property

5.17        Material Federal Contracts

7.01        Existing Liens

7.06        Existing Leases

10.02      Addresses for Notices

EXHIBITS

Form of:

A             Committed Loan Notes

B             Committed Loan Notice

C             Compliance Certificate

D             Guaranty Agreement

E             Swing Line Loan Note

F              Assignment and Assumption

G             Monthly Asset Coverage and Available Credit Certificate

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is made and entered into as June 24, 2010 by and among ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (the “Borrower”), the Lenders (as defined herein), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and L/C Issuer, WELLS FARGO SECURITIES, LLC, as Sole Lead Arranger and Sole Bookrunner, KEYBANK NATIONAL ASSOCIATION, as Syndication Agent, and BANK OF THE WEST, as Documentation Agent.

RECITALS

Borrower has requested the credit facilities described herein from Lenders, and Lenders and Administrative Agent have agreed to provide said credit facilities to Borrower on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Adjusted EBITDA” means, as of the end of a fiscal quarter, EBITDA plus the following (determined on a consolidated basis) for the period during which EBITDA was calculated:  (i)  management fees paid to Stonehouse Capital Partners in 2009 and the first fiscal quarter of 2010; (ii) 2010 IPO related non-capitalized expenses up to a maximum of $2,000,000; (iii) 2010 and 2011 legal expenses (including, without limitation, settlement costs) incurred directly in connection with the Evergreen Aviation litigation, the litigation with Borrower’s prior owners, the litigation in Italy relating to the 2005 helicopter crash and the appeal of the IRS audit relating to Borrower’s 2005 and 2006 tax years, up to an aggregate maximum of $2,000,000 for any twelve month period; and (iv) any cash expense resulting from the prepayment of Existing Indebtedness in connection with the credit extended hereunder, up to an aggregate maximum of $500,000.

“Administrative Agent” means Wells Fargo, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders in writing.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  Without limiting the generality of the foregoing, in determining whether a Person is Controlled by a Loan Party, such Person shall be deemed to be Controlled by a Loan Party if such Loan Party possesses, directly or indirectly, power to vote fifty percent (50%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Aggregate Commitments” means the Aggregate Revolving Commitments plus the total of the Term Loan Commitments

“Aggregate Revolving Commitments” means the total of the Revolving Commitments.

“Agreement” means this Credit Agreement.

“Aircraft Appraisal Report” means, collectively, the opinion of value letter dated August 3, 2007, by HeliValue $, Inc. to Erickson Air-Crane Inc., setting forth an OLV (as defined therein) of $268,740,000, Summary Appraisal:  fleet of 18 helicopters prepared August 3, 2007, with an effective date of June 24, 2007, and letter dated August 9, 2007, by HeliValue $, Inc. to Key Equipment Finance.

“Aircraft Security Agreement” means the Aircraft Security Agreement of even date herewith executed by Borrower in favor of Administrative Agent.

“Aircrane” means an Erickson or Sikorsky S-64E or S-64F aircraft.

“Alternative Currency” means each of Euro, Canadian Dollars, Australian Dollars, Sterling and each other currency (other than U.S. Dollars) that is approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in U.S. Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with U.S. Dollars.

“Applicable Margin” means, with respect to a Base Rate Loan or a LIBOR Loan, the number of basis points identified on the Pricing Schedule.

“Applicable Rate” means, at any date, (a) with respect to each Base Rate Loan, a per annum rate equal to the sum of the Base Rate in effect on such date and the Applicable Margin and (b) with respect to each LIBOR Loan, a per annum rate equal to the sum of LIBOR in effect on the first day of the Interest Period for such Loan and the Applicable Margin.

“Applicable Time” means, with respect to any payment in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the L/C Issuer to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” has the meaning given in Section 10.7(h).

“Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner.

“Asset Coverage Amount” means, as of the end of any month, the total of the following assets of Borrower (as determined on a consolidated basis in a manner acceptable to the Administrative Agent) in which Administrative Agent has a perfected, first priority Lien for the benefit of the Lenders: (i) 70% of net book value of accounts receivable from account debtors having their chief executive office in the United States or Canada, plus (ii) 50% of the aggregate net book value of Aircrane support parts and parts held for sale, including Aircraft WIP up to, but not exceeding, an amount equal to 30% of the aggregate net book value of such parts included for purposes of this calculation (as determined in a manner consistent with Borrower’s December 31, 2009 audited financial statements), plus (iii) with respect to each Aircrane, 75% of the lesser of the insured value of such Aircrane or the appraised fair market value of such Aircrane.  As used herein, “Aircraft WIP” means construction in process of aircraft to be sold to third parties.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.

“Attorney Costs” means and includes all reasonable and documented fees and disbursements of any law firm or other external counsel, including fees and disbursements incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise incurred.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means Borrower’s audited consolidated financial statements for the fiscal year ended December 31, 2009.

“Available Credit” means, at any time, the lesser of (a) the amount by which (i) the Aggregate Revolving Commitments are greater than (ii) an amount equal to the Outstanding Amount of the Revolving Loans and Swing Line Loans plus the L/C Obligations and (b) the amount by which (i) the most recently calculated Asset Coverage Amount is greater than (ii) the Outstanding Amount of the Loans plus the Outstanding Amount of the L/C Obligations.

“Bank Product” means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including:  (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Contracts.

“Bank Product Agreements” means those agreements entered into from time to time by Borrower or any Subsidiary with a Bank Product Provider in connection with obtaining any Bank Product.

“Bank Product Provider” means a Lender, provided such Lender gives Administrative Agent advance notice of the Bank Product it intends to provide prior to entering into the agreement to provide such Bank Product.

“Base Rate” means, for any day, an interest rate per annum equal to the highest of (a) the rate of interest most recently announced by Wells Fargo at its principal office as its prime rate, with any change in the prime rate to be effective as of the day such change is announced by Wells Fargo and with the understanding that the prime rate is one of Wells Fargo’s base rates used to price some loans and may not be the lowest rate at which Wells Fargo makes any loan, and is evidenced by the recording thereof in such internal publication or publications as Wells Fargo may designate, (b) the rate of interest determined by the Administrative Agent as of such day to be equal to LIBOR then in effect on such day for delivery for a one month period plus 150 basis points and (c) the Federal Funds Rate plus 150 basis points.  Any change in such rate shall take effect at the opening of business on the day such change is announced.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed in Portland, Oregon and (b) with respect to all notices, determinations, fundings and payments in connection with any LIBOR Loan, any day that is a Business Day described in clause (a) above and that also is a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

“Cambiano Financing” means the financing pursuant to that certain Agreement, dated July 29, 2008, between European Aircrane SRL and Banca di Credito Cooperativo di Cambiano.

“Capital Expenditures” means, for any period, all expenditures of Borrower and its subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, consistently applied, are capital expenditures, provided that (a) at Borrower’s election, Permitted Fleet Expenditures for up to two Aircranes added to Borrower’s fleet during the period starting with the Closing Date and ending on the Maturity Date will not be treated as “Capital Expenditures” under the Loan Documents and (b) such expenditures made with the proceeds of any Involuntary Disposition that Borrower is permitted to use for such purpose will not be treated as “Capital Expenditures” under the Loan Documents.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateral” means Cash pledged to Administrative Agent to secure Obligations.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, Cash pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders).  Derivatives of such term shall have corresponding meaning.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities or evidence of debt (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in any of the types of investments referred to in clauses (a) through (d) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; and (f) in the case of Foreign Subsidiaries, substantially similar foreign equivalents of those Cash Equivalents described in clauses (a) through (e) above.

“Change of Control” means an event or series of events by which:

(a)           any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all Equity Interests that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of a greater percentage than ZM Equity Partners, LLC of the equity securities of the Borrower entitled to vote for members of Borrower’s board of directors on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or if prior to the IPO ZM Equity Partners, LLC owns less than the 25% of such equity securities; or

(b)           during any period of 24 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to the board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board or (iii) whose election or nomination to the board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); provided, however

(c)           in no event will the IPO be a “Change of Control.”

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all real and personal property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Administrative Agent on behalf of the Lenders.

“Collateral Documents” means, collectively, (i) the Security and Pledge Agreement, the Deed of Trust, the Aircraft Security Agreement, the FAA Documents and all other security agreements, control agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the any Loan Party and the Lenders or the Administrative Agent for the benefit of the Lenders pursuant to which a security interest is granted or obligations guarantied now or hereafter delivered to the Lenders or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby (including such documents as the Administrative Agent shall deem appropriate pursuant to Section 6.12), and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) and patent, trademark and copyright filings against any Loan Party as debtor in favor of the Lenders or the Administrative Agent as secured party for the benefit of the Lenders, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement and Section 2.07 (collectively, the “Aggregate Commitments”).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” means a Term Loan or a Revolving Loan.

“Committed Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in one of the forms attached as Exhibit A.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following:  (a) a Committed Borrowing, (b) a borrowing of a Swing Line Loan, and (c) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable state or foreign jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deed of Trust” means the Line of Credit Commercial Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Chicago Title Insurance Company, as Trustee, and Administrative Agent as Beneficiary encumbering Borrower’s property in Jackson County, Oregon.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means a per annum rate equal to the Applicable Rate plus 200 basis points.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Disregarded Foreign Subsidiary” shall mean any Foreign Subsidiary the separate existence of which is disregarded for United States Federal tax purposes under Treas. Reg. Section 301.7701-3.

“Domestic Subsidiary” means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

“EBITDA” means, as of the end of a fiscal quarter, Borrower’s consolidated net income after taxes for the twelve months ending with such quarter plus (i) the sum of the amounts for such twelve month period included in determining such net income of (A) interest expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) unusual non-cash charges, extraordinary non-cash losses and other non-recurring non-cash charges, (F) any non-cash charges arising from awards to employees relating to Equity Interests, (G) any non-cash charges relating to financings and (H) any non-cash currency translation adjustments that serve to reduce net income; less (ii) the sum of the amounts for such twelve month period included in determining such net income of (A) gains on sales of assets (excluding sales of inventory in the ordinary course of business), (B) unusual non-cash gains, extraordinary non-cash gains and other non-recurring non-cash gains and (C) any non-cash currency translation adjustments that serve to increase net income.

“Eligible Assignee” has the meaning specified in Section 10.07(g).

“Environmental Laws” means all Laws relating to environmental, health, safety and land use matters applicable to any property.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation which is part of a controlled group that includes the Borrower or trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and solely for purposes of provisions relating to Section 412 of the Code to the extent required by such section, Sections 414(m) and (o) of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Existing Indebtedness” means Indebtedness incurred under (a) the Credit Agreement dated as of September 27, 2007, among Borrower and KeyBank National Association, as Administrative Agent, and the lending institutions listed therein, as amended, (b) the Master Aircraft Loan and Security Agreement between Borrower and The Prudential Insurance Company of America dated as of September 27, 2007 and (c) the Second Lien Credit Agreement, dated as of September 27, 2007, among Borrower, ZM Private Equity Fund II, L.P. (successor to D.B. Zwirn Special Opportunities Fund, L.P.), as Administrative Agent, and the lenders party thereto.

“Existing L/C” means any letter of credit issued by KeyBank National Association outstanding on the Closing Date and listed on Schedule 2.03.

“FAA Documents” means the power of attorney, affidavit and letters required by Section 7(b) of the Security and Pledge Agreement.

“Federal Assignment of Claims Act” means the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727).

“Federal Funds Rate” means, for any day, the weighted average of the per annum rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers as published by the Federal Reserve Bank of New York for such day (or, if such rate is not so published for any day, the average rate quoted to Administrative Agent on such day by three Federal funds brokers of recognized standing selected by Administrative Agent).

“Fee Letter” means the fee letter dated April 30, 2010 addressed to Borrower and signed by Wells Fargo.

“Fixed Charges” means, as of the end of a fiscal quarter, the total (determined on a consolidated basis) of Borrower’s and Subsidiaries’ (i) the then current portion of long term debt, plus (ii) the then current principal portion of payments in respect of capital leases, (iii) plus, for the twelve months ending with such quarter, the sum of (A) actual cash interest expense for each quarter after June 30, 2010 and (B) for each quarter before July 1, 2010, an amount equal to 25% of annualized actual cash interest expense for the period beginning July 1, 2010 and ending on the end of such twelve month period, provided that cash interest expense shall not include cash interest payments made with respect to income taxes currently disputed by Borrower with respect to 2005, 2006 and 2007.

“Fixed Charge Coverage Ratio” means, as of the end of a fiscal quarter, the ratio of (i) the sum of Adjusted EBITDA less each of the following during the twelve months ending with such quarter (A) income taxes paid in cash (excluding payments of income taxes currently disputed by Borrower with respect to 2005, 2006 and 2007), (B) up to $5,000,000 of Capital Expenditures and (C) dividends and other distributions in respect of Equity Interests paid in cash, to (ii) Fixed Charges.

“Foreign Lender” has the meaning specified in Section 3.01(e).

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States of America.

“Funded Indebtedness” means, for any period, without duplication, the total (determined on a consolidated basis) for Borrower and Subsidiaries of all:  (a) obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) purchase money Indebtedness; (c) direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business that have not been outstanding for more than 120 days); (e) obligations with respect to Attributable Indebtedness; (f) guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person; and (g) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person; provided, however, “Funded Indebtedness” shall not include the Subordinated Debt.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means each Subsidiary that has executed and delivered a Guaranty Agreement.

“Guaranty Agreement” means each of the Guaranty Agreements made by the Guarantors from time to time a party thereto in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit D.

“Guaranty Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such

Person, direct or indirect, (i) to purchase or pay for (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Contracts, (a) for any date on or after the date such Hedge Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedge Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contracts (which may include any Lender).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP, to the extent recourse may be had to the assets or properties of such Person in respect thereof:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations under any Hedge Contract in an amount equal to (i) if each Hedge Contract has been closed out, the Hedge Termination Value thereof, or (ii) if such Hedge Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Hedge Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all obligations in respect of capital leases and Synthetic Lease Obligations; and

(g)           all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders).  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.  Notwithstanding the foregoing, any obligation in respect of operating leases shall not constitute Indebtedness.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Intellectual Property” means, as to any Person, all of the following:

(a)           all trademarks, service marks, designs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers owned or used by such Person in its business or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and pending applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof;

(b)           all letters patent of the United States or any other country or any political subdivision thereof, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country owned by such Person, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the equivalent thereof in any similar offices in any other country, and all reissues, continuations, divisions, continuations-in part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein;

(c)           all computer programs, computer data bases, other computer software, trade secrets, trade secret rights, ideas, drawings, designs, schematics, algorithms, shop manuals, process and procedures manuals, notes, and other writings, techniques, processes and formulas owned or used by such Person in its business; and

(d)           all copyright rights of such Person in any work subject to the copyright laws of the United States, any state thereof or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, whether as author, assignee, transferee or otherwise, and all registrations and applications for registration of any such copyright in the United States, any state thereof or any other country or any political subdivision thereof, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or in any similar offices in any other country.

“Interest Payment Date” means, (a) as to any LIBOR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBOR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to all other Loans, the first Business Day of each month and the Maturity Date.

“Interest Period” means the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two,

three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

(i)            any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)          no Interest Period shall extend beyond the scheduled Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, less the aggregate amount of all payments made in respect of such Investment that have been paid or returned, without restriction, in cash or otherwise to the Person making such Investment, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IRS” means the United States Internal Revenue Service or any successor agency thereto.

“IPO” means an initial public offering of any of Borrower’s Equity Interests.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance)

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Expiration Date” means the day that is 15 days prior to the Maturity Date, (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Issuer” means Wells Fargo, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and, with respect to the Existing L/Cs means KeyBank National Association in its capacity as the issuer of the Existing L/Cs.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all outstanding L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Subfacility” means Letters of Credit issued in accordance with Section 2.03.

“L/C Sublimit” means an amount available under Section 2.03 for Letters of Credit equal to the lesser of the Aggregate Commitments and $30,000,000.  The L/C Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto and each other Person that becomes a “Lender” in accordance with this Agreement and their respective successors and assigns and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means a commercial or standby letter of credit issued hereunder or an Existing L/C.  Letters of Credit may be denominated in U.S. Dollars or in an Alternative Currency.

“Leverage Ratio” means, as of the end of a fiscal quarter, the ratio of (i) Funded Indebtedness as of such date to (ii) Adjusted EBITDA.

“LIBOR” means, for each Interest Period, the rate per annum (rounded upward if necessary to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

As used herein, (a) “Base LIBOR” means the average of the rates per annum at which U.S. Dollar deposits are offered to Administrative Agent in the London interbank market on the second Business Day prior to the commencement of an Interest Period at or about 11:00 A.M. (London time), for delivery on the first day of such Interest Period, for a term comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period shall apply, and (b) “LIBOR Reserve Percentage” means, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System.

“LIBOR Loan” means a Loan that bears interest at the LIBOR Rate.

“LIBOR Rate” means, for any applicable Interest Period, LIBOR for such Interest Period.

“LIBOR Request” shall mean a Notice of Borrowing requesting a LIBOR Loan and setting forth the Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases), including the interest of a purchaser of accounts receivable.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Note, each Request for Credit Extension, each Compliance Certificate, each Collateral Document, each Guaranty Agreement and each other document, instrument or agreement executed from time to time by any Loan Party that is specifically designated by its terms as a “Loan Document” for purposes of this Agreement.

“Loan Party” means Borrower or any Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, prospects, operations, properties, liabilities (actual or contingent), financial and other condition and creditworthiness of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, taken as a whole; or (c) a material adverse effect upon (i) the enforceability against any Loan Party of any Loan Documents to which it is a party, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents; provided that the Collateral subject to such Lien has a fair market value, individually or in the aggregate, in excess of $2,000,000.

“Maturity Date” means (a) June 24, 2013 or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

“Maximum Rate” has the meaning given in Section 10.10.

“Monthly Asset Coverage and Available Credit Certificate” means a certificate substantially in the form of Exhibit G.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“New Subsidiary” has the meaning set forth in Section 6.12(a).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 3.07.

“Non-Guarantor Subsidiary” means any Subsidiary that is not a Guarantor.

“Note” means individually a Committed Loan Note and the Swing Line Note and “Notes” means, collectively, the Committed Loan Notes.

“Obligations” means (i) all of the Loan Parties’ obligations under the Loan Documents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all interest that accrues after the commencement of any case or proceeding by or against Borrower under and Debtor Relief Law, whether or not allowed in such case or proceeding, (ii) all of the Loan Parties’ obligations under Bank Product Agreements and (iii)  all liabilities and obligations of the Loan Parties owing to any Lender or any Affiliate of any Lender that was a Lender at the time it entered into a Hedge Contract arising under any Hedge Contract permitted by Section 7.03(d), whether absolute or contingent, due or to become due, now existing or hereafter arising.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the applicable Governmental Authority in the jurisdiction of its formation, in each case as amended from time to time.

“Outstanding Amount” means (i) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any acquisition, whether by purchase, merger or otherwise, of all or substantially all of the assets of, or more than fifty percent (50%) of the voting Equity Interests of, or a business line or a division of, any Person; provided that:

(i)            all Persons, assets, business lines or divisions acquired shall be in the type of business permitted to be engaged in by the Borrower and its Subsidiaries pursuant to Section 7.09 or such other lines of business as may be consented to by Required Lenders;

(ii)           no Default or Event of Default shall then exist or would exist after giving effect to such acquisition;

(iii)          as of the closing of any acquisition, such acquisition shall have been approved by the board of directors or equivalent governing body of the Person to be acquired or from which such assets, business line or division is to be acquired;

(iv)          the Borrower shall have delivered to the Administrative Agent a certificate demonstrating to the reasonable satisfaction of the Administrative Agent that, upon giving effect to such acquisition and taking into account payment of all transaction expenses in connection therewith, the Borrower, on a Pro Forma Basis, would be in compliance with the financial covenants set forth in Section 7.13;

(v)           if such acquisition is structured as a merger, the Borrower (or if such merger is with any Subsidiary, then a Subsidiary) shall be the surviving Person after giving effect to such merger;

(vi)          if the total cash consideration (including assumed liabilities, earnout payments and any other deferred payment) paid for all of the Persons, assets, business lines or divisions acquired exceeds $25,000,000 in the aggregate from the Closing Date, the Required Lenders shall have approved such acquisition; provided, that so long as clauses (i) through (v) and clause (vii) of this definition have been satisfied with respect to such acquisition, such approval shall not be unreasonably withheld, delayed or conditioned (including no condition with respect to the payment of any fees by Borrower (other than reimbursement for Required Lenders’ reasonable Attorney Costs and other out-of-pocket expenses related to the analysis of the proposed acquisition) or the increase of the interest rates on any Loans or the increase of any fees contemplated under this Agreement); provided, further, that, such approval shall not be required at any time if the Leverage Ratio for the two immediately preceding fiscal quarters has not been greater than 3.00:1.00 and does not exceed 3.00:1.00 in the Pro Forma Basis required by clause (iv) above; and

(vii)         such acquisition is approved by a majority of such Person’s board of directors or similar governing body.

“Permitted Fleet Expenditures” means capital expenditures in connection with the manufacture, conversion and/or acquisition of an Aircrane to be added to Borrower’s fleet, provided that before incurring any such expenditure Borrower has demonstrated to the reasonable satisfaction of the Administrative Agent (a) that such addition would not trigger a mandatory prepayment under Section 2.06 and (b) on a Pro Forma Basis, assuming that the full cost of the Aircrane is Funded Indebtedness, that such addition would not result in breaching the maximum Leverage Ratio covenant in Section 7.13(c).

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority or other legal entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Portland” means Portland, Oregon.

“Pricing Schedule” means the schedule attached hereto as Schedule 1.01.

“Pro Forma Basis” means, with respect to any acquisition or Permitted Fleet Expenditure, that for purposes of calculating the financial covenants set forth in Section 7.13, (i) such acquisition or Permitted Fleet Expenditure shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 6.01(a) or (b), (ii) income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (iii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired that is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

“Register” has the meaning set forth in Section 10.07(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates, and the partners, officers, directors, employees, agents, trustees and advisors of such Persons and Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a L/C Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, two or more Lenders whose Voting Percentages aggregate more than 75% or the Lender if there is only one Lender.

“Responsible Officer” means the chief executive officer, chief legal officer, chief financial officer, treasurer or assistant treasurer of a Loan Party or any other officer designated by the applicable Loan Party to Administrative Agent in writing.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary (other than dividends or other distributions by a Subsidiary to Borrower), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest or of any option, warrant or other right to acquire any such Equity Interest; provided, that no dividend or other payment or distribution by any Subsidiary to the Borrower (directly or indirectly) shall constitute a Restricted Payment.

“Revaluation Date” means each of the following:  (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower, (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 and identified as such Lender’s Revolving Commitment, as such amount may be reduced or adjusted from time to time in accordance with this Agreement and Section 2.07.

“Revolving Commitments Increase Effective Date” has the meaning specified in Section 2.14(c).

“Revolving Loan” has the meaning specified in Section 2.01(a).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security and Pledge Agreement” means the Security and Pledge Agreement of even date herewith executed by the Borrower in favor of the Administrative Agent.

“Series A Redeemable Preferred Stock” means the 34,999.5 shares of Series A Redeemable Preferred Stock issued by the Borrower on September 27, 2007.

“Solvent” means, as to any Person at a particular time, if, at such time both (a) (i) the then fair saleable value of the property of such Person on a going concern basis is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course.

“Spot Rate” for a currency means the rate determined by the L/C Issuer to be the spot rate for the purchase by the L/C Issuer of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the L/C Issuer may obtain such spot rate from another financial institution designated by the L/C Issuer if the L/C Issuer does not have as of the date of determination a spot buying rate for any such currency.

“Subnote Holder” means a Person having any ownership interest in any Subordinated Debt.

“Subordinated Debt” means any unsecured promissory note of Borrower subordinated to the Obligations in a manner acceptable to the Administrative Agent in its sole discretion, having a maturity date no earlier than five years after issuance and providing for no cash payments of any type or nature before maturity.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo in its capacity as provider of Swing Line Loans, or any successor provider of Swing Line Loans hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Note” means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit E.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing in such form as the Swing Line Lender may designate from time to time.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, as of the date of determination, the total of Borrower’s shareholders’ equity, plus (i) the outstanding principal and accrued but unpaid interest on Subordinated Debt, plus (ii) to the extent not included in Borrower’s shareholders’ equity, the par value, additional paid-in capital, and accumulated but unpaid dividends with respect to the Series A Redeemable Preferred Stock, less (iii) consolidated intangible assets.

“Term Loan” has the meaning specified in Section 2.01(c).

“Term Loan Commitment” means, as to each Lender, its obligation to make a Term Loan in the amount set forth opposite such Lender’s name on Schedule 2.01 and identified as such Lender’s Term Loan Commitment.

“Transitional Subsidiary” means any Subsidiary formed after the Closing Date solely for the purpose of implementing an asset disposition or a structural transaction (including an acquisition) permitted by this Agreement and which will cease to be a Subsidiary after the consummation of such asset disposition or transaction (which will, in no event, be more than 90 days after the date of the formation of such Subsidiary).

“Type” means with respect to a Committed Loan, its character as a Base Rate Loan or a LIBOR Loan.

“United States” and “U.S.” each means the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(b)(i).

“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in U.S. Dollars as determined by the L/C Issuer at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of U.S. Dollars with such Alternative Currency.

“Voting Percentage” means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender’s Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender’s Committed Loans, plus (B) such Lender’s Pro Rata Share of the Outstanding Amount of L/C Obligations, plus (C) such Lender’s Pro Rata Share of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Committed Loans or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender’s Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of “Required Lenders” without regard to such Lender’s Commitment or the outstanding amount of its Committed Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

“Well Fargo” means Wells Fargo Bank, National Association.

1.02        Other Interpretive Provisions.  With reference to each Loan Document, unless otherwise specified therein:

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a)           (i)            The words “herein,” “hereto,” “hereof,” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)           Article, Section, Exhibit and Schedule references are to the Loan Document in which such references appear.

(iii)          The term “including” is by way of example and not limitation.

(iv)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(b)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c)           Section headings in the Loan Documents are included for convenience of reference only and shall not affect the interpretation thereof.

1.03        Accounting Terms.

(a)           All accounting terms not defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis as in effect from time to time and in a manner consistent with GAAP used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)           If at any time any change in GAAP would affect the computation of any financial ratio, covenant or other requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio, covenant or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio, covenant or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, covenant or requirement made before and after giving effect to such change in GAAP.

1.04        UCC Terms.  Except as otherwise provided herein, terms used herein that are defined in the Uniform Commercial Code have the meanings given to them in the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

1.05        Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06        References to Agreements and Laws.  Unless otherwise expressly provided herein, (a) references to agreements and other contractual instruments shall be deemed to include all subsequent permitted amendments, restatements, extensions, supplements and other modifications thereto, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.07        Exchange Rates; Currency Equivalents.  The L/C Issuer shall determine the Spot Rates as of each Revaluation Date to be used for calculating U.S. Dollar Equivalent amounts of L/C Credit Extensions and Outstanding Amounts of L/C Obligations denominated in Alternative Currencies.  Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur.  Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than U.S. Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the L/C Issuer.  Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit an amount, such as a required minimum or multiple amount, is expressed in U.S. Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such U.S. Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.

1.08        Additional Alternative Currencies.  The Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than U.S. Dollars) that is readily available and freely transferable and convertible into U.S. Dollars.  Each such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.  Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired L/C Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the L/C Issuer, in their sole discretion), and the Administrative Agent shall promptly notify the L/C Issuer thereof.  The L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.  Any failure by the L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the L/C Issuer to permit Letters of Credit to be issued in such requested currency.  If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder. If the Administrative Agent shall fail to obtain L/C Issuer’s consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Borrower.

1.09        Change of Currency.  Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect (i) the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro Or (ii) a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.10        Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the U.S. Dollar Equivalent of the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the L/C Application therefor, whether or not such maximum face amount is in effect at such time.

1.11        Currency.  Except as otherwise expressly provided herein, all credit advanced under the Loan Documents and all payments required to be made under the Loan Documents shall be made in U.S. Dollars.

1.12        Conflicts.  In the event of any conflict between this Agreement and any other Loan Document, this Agreement shall control.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        Committed Loans.

(a)           Revolving Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each a “Revolving Loan”) to the Borrower from time to time on any Business Day from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the Available Credit.  Borrower may from time to time borrow, partially or wholly repay outstanding borrowings, and reborrow, subject to the terms and conditions contained herein.  Borrower shall repay the outstanding principal balance of the Revolving Loans, together with all accrued and unpaid interest thereon, on the Maturity Date.

(b)           L/C Subfacility.

(i)            Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this

Section 2.01(b), (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date to issue Letters of Credit denominated in U.S. Dollars or in one or more Alternative Currencies for Borrower’s account, and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03 below, and (2) to honor drafts under the Letters of Credit and (B) the Lenders severally agree to participate in Letters of Credit issued for Borrower’s account; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed either the L/C Sublimit or the Available Credit.  The L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions; provided that any such Letter of Credit must permit L/C Issuer to prevent any such extension at least once in each twelve-month period by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued and also by giving such notice within 60 days of the L/C Expiration Date.  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit under the L/C Subfacility shall be fully revolving, and accordingly, until the L/C Expiration Date, the Borrower may obtain Letters of Credit under the L/C Sublimit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed;

(ii)           The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

A.            any order, judgment or decree of any Governmental Authority or arbitrator enjoins or restrains the L/C Issuer from issuing such Letter of Credit;

B.            any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer (1) prohibits, or requests that the L/C Issuer refrain from, issuing letters of credit generally or such Letter of Credit in particular, (2) imposes upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or (3) imposes upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it, unless, in the case of clauses (2) or (3), the Borrower agrees to compensate the L/C Issuer for and hold the L/C Issuer harmless from any loss, cost or expense incurred by it as a result of such

Law or request or directive from such Governmental Authority pursuant to the terms of such documents as Borrower and Administrative Agent may agree; or

C.            the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Lenders have approved such expiry date;

(iii)          The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit; and

(iv)          The L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or before the Business Day before the requested date of issuance or amendment of such Letter of Credit, that any applicable condition contained in Article IV is not then satisfied.

(c)           Term Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a loan (each a “Term Loan”) to the Borrower on the Closing Date in the amount of such Lender’s Term Loan Commitment.  Borrower may not reborrow any portion of the Term Loans that has been repaid.  Borrower shall repay the Term Loans (i) in principal installments of $1,625,000 each on the first Business Day of each March, June, September and December beginning September 1, 2010 and (ii) the outstanding principal balance, together with all accrued and unpaid interest thereon, on the Maturity Date.

2.02        Borrowings, Conversions and Continuations of Committed Loans.

(a)           Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of a LIBOR Loan shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m., Portland time, three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBOR Loans or of any conversion of LIBOR Loans to Base Rate Loans.  Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Committed Borrowing of, conversion to or continuation of LIBOR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.  Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.  Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be

(which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans.  Any automatic conversion to Base Rate Loans and any continuation of LIBOR Loans provided for in the preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)           Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans.  In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than noon, Portland time on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either (i) by crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Committed Borrowing there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c)           Except as otherwise provided herein, a LIBOR Loan may be continued or converted only on the last day of the Interest Period for such LIBOR Loan.  During the existence of a Default or Event of Default, no Committed Loans may be requested as, converted to or continued as LIBOR Loans without the consent of the Required Lenders.

(d)           The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any LIBOR Loan upon determination of such interest rate.  The determination of the LIBOR Rate by the Administrative Agent shall be conclusive in the absence of manifest error.  The Administrative Agent shall notify the Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)           After giving effect to all Committed Borrowings, all conversions of Committed Loans (other than Swing Line Loans) from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Committed Loans.

2.03        Procedures Regarding Letters of Credit.

(a)           Issuance and Amendment.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower.  An L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., Portland time, at least 2 Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment.  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the L/C Issuer:  (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary, if applicable, in the case of each drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require.  In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); and (C) the nature of the proposed amendment.

(ii)           Promptly after receipt of any L/C Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof.  Upon receipt by the L/C Issuer of confirmation from the Administrative Agent (which confirmation shall be binding on L/C Issuer) that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii)          Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(b)           Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof.  In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in U.S. Dollars, or (B) in the absence of any such requirement for reimbursement in U.S. Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in U.S. Dollars.  In the case of any such reimbursement in U.S. Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the U.S. Dollar Equivalent of the amount of the drawing promptly following the determination thereof.  Not later than 11:00 a.m., Portland time, on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in U.S. Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (expressed in U.S. Dollars in the amount of the U.S. Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof.  In such event, the Borrower shall be deemed to have requested a Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice).  Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(b)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)           Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(b)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than noon, Portland time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(b)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii)          With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate.  In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(b)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)          Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(b) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v)           Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(b), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.  Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)          If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(b) by the time specified in Section 2.03(b)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(c)           Repayment of Participations.

(i)            At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s Loan or L/C Advance in respect of such payment in accordance with Section 2.03(b), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii)           If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(d)           Obligations Absolute.  The obligation of the Borrower to reimburse the L/C Issuer for each drawing under a Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)          any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)          any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such

Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower;

provided that nothing shall absolve the L/C Issuer of liability for its own gross negligence or willful misconduct.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer.  The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(e)           Role of L/C Issuer.  Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft and certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuer, any Related Party of the L/C Issuer or Administrative Agent nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Application.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C issuer, any Related Party of the L/C Issuer or Administrative Agent, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower that the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)            Cash Collateral.  Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the L/C Expiration Date, as the case may be).  The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.  The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such Cash.  Cash Collateral shall be maintained in blocked, non-interest bearing Deposit Accounts at Wells Fargo, and shall be subject to such Lien documentation as the Administrative Agent shall reasonably request.

(g)           Applicability of ISP and UCP.  Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)           Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent (i) with respect to each Letter of Credit, a 12.5 basis point fronting fee on the face amount thereof at the time of issuance plus commissions, issuance fees, transfer fees and other customary fees and charges in connection with the administration of each letter of credit and (ii) for the account of each Lender in accordance with its Pro Rata Share, a fee (the “L/C Fee”) for Letters of Credit equal to the rate per annum (“L/C Fee Rate”) set forth on the Pricing Schedule as the letter of credit fee times the actual daily maximum amount under the Letters of Credit times a fraction, the numerator of which is the number of days in the applicable quarter (or portion thereof), and the denominator of which is 360.  The L/C Fee shall be due and payable in arrears on the first Business Day of each March, June, September and December and on the L/C Expiration Date.  If there is any change in the L/C Fee Rate during a quarter, the L/C Fee shall be determined separately for each period during such quarter that each applicable L/C Fee Rate was in effect.

(i)            Documentary and Processing Charges Payable to L/C Issuer.  The Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges of the L/C Issuer relating to letters of credit as from time to time in effect.  Such fees and charges are due and payable on demand and are nonrefundable.

(j)            Conflict with L/C Application.  In the event of any conflict between the terms hereof and the terms of any L/C Application, the terms hereof shall control.

2.04        Swing Line Loans.

(a)           The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender may, in its discretion, make loans (each a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment.  Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04.  Each Swing Line Loan shall be a Base Rate Loan.  Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.  Borrower shall reduce the outstanding principal balance of the Swing Line Loans to not more than $1,000,000 on the 15th day and last day of each month.  Borrower shall repay the outstanding principal balance of the Swing Line Loans, together with all accrued and unpaid interest thereon, on the Maturity Date.

(b)           Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., Portland time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $250,000 (or such other minimum amount agreed to between the Borrower and the Swing Line Lender), and (ii) the requested borrowing date, which shall be a Business Day.  Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower (or by such other communication means, timing, and in such minimum amounts agreed to between the Borrower and the Swing Line Lender, subject to the on-going approval of the Swing Line Lender and the Administrative Agent).  Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to noon, Portland time, on the date of the proposed Swing Line Borrowing

(A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m., Portland time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.  Notwithstanding the foregoing, Swing Line Lender and Borrower may from time to time agree in writing to additional or different notice periods or times, minimum borrowing amounts and/or disbursement times for Swing Line Loans (which may include an automated funding mechanism), provided the Administrative Agent has been notified in advance of such agreement.

(c)           Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding.  Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m., Portland time, on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason a Revolving Loan cannot be requested in accordance with Section 2.04(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)            At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e)           Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans.  Until each Lender funds its Base Rate Revolving Loan or participation pursuant to this

Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender.  The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05        Voluntary Prepayment.

(a)           Upon notice to the Administrative Agent, the Borrower, at any time or from time to time, may voluntarily prepay Revolving Loans in whole or in part without premium or penalty (except as provided in Section 3.05); provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., Portland time, (A) three Business Days prior to any date of prepayment of LIBOR Loans, and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of LIBOR Loans shall be whole multiples of $1,000,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a LIBOR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.  Each such prepayment shall be applied to the Revolving Loans of the Lenders being prepaid in accordance with their respective Pro Rata Shares.

(b)           The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., Portland time, on the date of the prepayment.  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

2.06        Mandatory Prepayment of Loans.  If at any time when the Outstanding Amount of the Revolving Loans and L/C Obligations is zero and the outstanding balance of the Loans exceeds the most recently calculated Asset Coverage Amount, Borrower, on one Business Day notice from Administrative Agent, shall prepay that portion of the outstanding Term Loans equal to the amount of such excess and such prepayment shall be applied to the remaining principal amortization payments in inverse order of maturity.  If at any time the immediately preceding sentence does not apply and the Available Credit is negative, then, (i) if the Available Credit is negative because of the operation of clause (a) of the definition of

Available Credit, the Borrower, without demand or notice, Borrower shall immediately repay that portion of the Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to cause the Available Credit to be zero, and (ii) if the Available Credit is negative because of the operation of clause (b) of the definition of Available Credit, Borrower, on one Business Day notice from Administrative Agent, shall repay that portion of the Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to cause the Available Credit to be zero.  Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to LIBOR Loans in direct order of Interest Period maturities, and all such prepayments shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.07        Voluntary Reduction or Termination of Commitments.  Upon notice to the Administrative Agent, the Borrower may terminate the Aggregate Commitments or permanently reduce the Aggregate Revolving Commitments to an amount not less than the then Outstanding Amount of all Revolving Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., Portland time, three Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof.  The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments.  Once reduced in accordance with this Section 2.07, the Aggregate Commitments may not be increased.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share.  All facility fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08        Interest.

(a)           The outstanding principal balance of each Loan shall bear interest at the Applicable Rate.  The foregoing notwithstanding, the rate of interest applicable at all times during the continuation of an Event of Default shall be a fluctuating rate per annum equal to the Applicable Rate plus 200 basis points.  All fees, expenses and other amounts not paid when due shall bear interest (from the date due until paid) at the highest rate set forth in the preceding sentence.

(b)           Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09        Fees.  In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a)           Unused Commitment Fee.  Quarterly, in arrears, on the first Business Day of each March, June, September and December and on the Maturity Date, Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, an unused commitment fee (“Unused Commitment Fee”) equal to (i) the amount by which the Aggregate Commitments are greater than the total of the average daily Outstanding Amount of the Loans (other than the Swing Line Loans) and the Outstanding Amount of L/C Obligations multiplied by (ii) a rate per annum equal to the commitment fee rate set forth on the Pricing Schedule.  The Unused Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date.

(b)           Arrangement and Agency Fees.  Borrower shall pay Arranger and Administrative Agent, for their own respective accounts, the arrangement and agency fees in the amounts and at the times specified in the Fee Letter.

2.10        Computation of Interest and Fees.  Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.  Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.11        Evidence of Debt.

(a)           The Credit Extensions made by each Lender, the rights to principal and interest on such Credit Extensions, and the ownership of an interest in any Credit Extension shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or L/C Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by a Committed Loan Note or a Swing Line Note, as applicable, in addition to such accounts or records.  Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b)           In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit or Swing Line Loans.  In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c)           On each date when the payment of any principal, interest or fees are due hereunder, the Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Administrative Agent (as such account shall be designated by the Borrower in a written notice to the Administrative Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full.  The Borrower hereby authorizes the Administrative Agent (i) to deduct automatically all principal, interest or fees when due hereunder from the Borrower Account, and (ii) if and to the extent any payment under any Loan Document is not made when due, to deduct any such amount from any or all of the accounts of the Borrower maintained with Administrative Agent.  The Administrative Agent agrees to provide timely notice to the Borrower of any deduction made pursuant to this subsection (c).

2.12        Payments Generally.

(a)           All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than noon, Portland time, on the date specified herein.  If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, it shall make such payment in U.S. Dollars in the U.S. Dollar Equivalent of the Alternative Currency payment amount.  The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent (i) after noon, Portland time, in the case of payments in U.S. Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)           Subject to the definition of “Interest Period,” if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day.

(c)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder such funds shall be applied in the following order:  (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d)           Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto.  If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)            if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the applicable Federal Funds Rate from time to time in effect; and

(ii)           if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent  at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Committed Loan included in the applicable Borrowing.  Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

(e)           If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f)            The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint.

The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

(g)           Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13        Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans), any payment in cash or otherwise (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) but subject to Section 10.09 with respect to such participation, as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments.  Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14        Increase in Revolving Commitments.

(a)           Request for Increase; Election to Increase.  Provided no Default or Event of Default exists, upon notice to the Administrative Agent (which shall promptly notify all of the Lenders), the Borrower may from time to time request an increase in the Revolving

Commitments by an aggregate amount not exceeding $50,000,000; provided that (i) each request for an increase shall be in a minimum amount of $10,000,000 and (ii) the Borrower may make no more than three such requests.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(b)           Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made under Section 2.14(a).  To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent.

(c)           Effective Date and Allocations.  If the Revolving Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Commitments Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Commitments Increase Effective Date.

(d)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolving Commitments Increase Effective Date signed by a Responsible Officer of the Borrower (i) certifying and attaching the resolutions adopted by each Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Revolving Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists.  The Borrower shall prepay any Revolving Loans outstanding on the Revolving Commitments Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments.  The Applicable Margin for any such increase in the Revolving Commitments will be determined by the Borrower and the Lenders (including any new Lenders) at the time such increase is made; provided that if such agreed upon Applicable Margin exceeds the then existing Applicable Margin, the Applicable Margin for all Loans shall be automatically increased to equal such agreed upon Applicable Margin.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01        Taxes.

(a)           Except as provided in Section 3.01(f) and subsections (d) and (e) of Section 10.07, any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (“Taxes”), excluding, in the case of the Administrative Agent and each Lender, (i) Taxes imposed on or measured by its overall net or gross income, and franchise Taxes imposed on it (in lieu of net income Taxes) by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office, or (ii) any branch profits tax imposed by the United States or any similar tax imposed by any other jurisdiction (all such non-excluded Taxes being hereinafter referred to as “Indemnified Taxes”).  If any Loan Party is required by any Laws to deduct any Indemnified Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay or shall cause a Subsidiary to pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish or shall cause a Guarantor to furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)           Except as provided in Section 3.01(f) and subsections (d) and (e) of Section 10.07, in addition, the Borrower agrees to pay or to cause a Guarantor to pay any and all present or future stamp, court, documentary or similar  taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of any Loan Document (hereinafter referred to as “Other Taxes”).

(c)           Except as provided in Section 3.01(e) and subsections (d) and (e) of Section 10.07, the Borrower’s agreement to indemnify the Administrative Agent and each Lender for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, is without regard to whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Payment under this subsection (d) shall be made within 30days after the date the Lender or the Administrative Agent makes a demand therefor.

(d)           Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”), on or prior to the date of its execution and delivery of this Agreement in the case of each Lender that is a party hereto on the date of execution of this Agreement and on or prior to the date on which it becomes a Lender in the case of each other Lender (including a Lender that is an assignee or transferee of an interest under this Agreement), and from time to time thereafter if (x) a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (y) requested in writing by the Borrower or the Administrative Agent, shall provide the Borrower and the Administrative Agent with two accurate and complete original signed copies of IRS Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the IRS, either evidencing a complete exemption from United States withholding tax on payments pursuant to any Loan Document or certifying that all amounts receivable pursuant to any Loan Document are effectively connected with the conduct of a trade or business in the United States.  In addition, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code on or prior to the date of its execution and delivery of this Agreement in the case of each Lender that is a party hereto on the date of execution of this Agreement and on or prior to the date on which it becomes a Lender in the case of each other Lender (including a Lender that is an assignee or transferee of an interest under this Agreement), and from time to time thereafter if (x) a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect or (y) requested in writing by the Borrower or the Administrative Agent, shall provide the Administrative Agent with two accurate and complete signed copies of IRS Form W-9 or any successor form prescribed by the IRS, certifying that such Lender is a “United States person.”  If such Lender fails to deliver such form, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(e)           For any period with respect to which, for any reason, a Lender has failed to provide the Administrative Agent with the applicable form pursuant to Section 3.01(d), unless such failure is the result of a change in Law occurring after the date upon which such lender becomes a Lender, such Lender shall not be entitled to indemnification under Section 3.01(a), 3.01(b) or 3.01(c) with respect to any Taxes that would not have been imposed had such Lender been able to provide, and provided, such form.

(f)            If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.01, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise materially disadvantageous to such Lender; provided, that in determining whether changing the jurisdiction of an Applicable

Lending Office would be disadvantageous to such Lender, such Lender shall disregard any economic disadvantage that the Borrower agrees to indemnify and hold such Lender harmless from.

(g)           If any Lender receives or realizes any refund or Tax, any reduction of, or credit against, its Tax liabilities or otherwise recovered any amount in connection with any deduction or withholding, or payment of additional amounts, by the Borrower pursuant to Section 3.01, such Lender shall reimburse the Borrower an amount equal to the net benefit, after Tax, that was obtained by the Lender as a consequence of such refund, reduction, credit or recovery.

3.02        Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits in the London interbank market, in each case after the date hereof, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Promptly upon making any such determination, such Lender shall provide notice thereof to the Borrower (with a copy to the Administrative Agent), and upon receipt of such notice, the Borrower shall, within three Business Days of receipt of written notice from such Lender, prepay or convert all such LIBOR Loans of such Lender to Base Rate Loans, with respect to LIBOR Loans either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans.  Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted.  Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03        Inability to Determine Rates.  If the Administrative Agent determines in connection with any request for a LIBOR Loan or a conversion to or continuation of a LIBOR Loan that (i) deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Loan, (ii) adequate and reasonable means do not exist for determining the LIBOR Rate for such LIBOR Loan, or (iii) the LIBOR Rate for such LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly notify the Borrower and all Lenders.  Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent notifies Borrower and all Lenders that it has revoked such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on LIBOR Loans.

(a)           If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender’s compliance therewith, in each case after the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, or (iii) reserve requirements contemplated by Section 3.04(c), and the result of any of the foregoing shall be to increase the cost to the affected Lender(s) of, or to reduce the amount of any such received or receivable by such Lender in respect of, making, continuing, maintaining or financing (or its obligation to make, continue, maintain or finance) any Loan as, or of converting (or of its obligation to convert) any Base Rate Loan into, a LIBOR Loan by an amount deemed by such Person to be material, then the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)           If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, in each case after the date hereof, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy to a level below that which the affected Lender or such controlling Person would have achieved but for the occurrence of any such circumstance, and such Lender or controlling Person considers such level to be material, then the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)           The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.

(d)           Amounts required to be paid by the Borrower pursuant to subsections (a), (b), and (c) above shall be determined by the applicable Lender, and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate of such Lender stating that the calculations set forth therein are in accordance with the terms of this Agreement and setting forth in reasonable detail the basis for such calculations for losses suffered from and after the date that is 180 days before the day such Lender notifies the Borrower thereof, such certificate being conclusive and binding for all purposes absent manifest error.  The amount set forth in such certificate shall be payable by the Borrower on the 30th day following delivery of such certificate to the Borrower.

(e)           If, with respect to any Lender entitled to compensation under this Section 3.04, a condition arises or an event occurs which could result in the payment of any amount under subsections (a) through (c) above, such Lender, promptly upon becoming aware of the same, shall notify the Borrower thereof and shall take such steps as may be reasonably necessary for it to mitigate the effects of such condition or event, provided, that such Lender shall be under no obligation to take any step that the Lender determines, in its sole discretion, would be disadvantageous to Lender.

3.05        Funding Losses.  The Borrower shall, subject to and in accordance with subsection (d) below, promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)           any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)           any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c)           any failure by Borrower to make payment of any drawing under any Letter of Credit denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

including any foreign exchange losses and any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, as determined by Administrative Agent in its sole discretion.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBOR Loan made by it at the LIBOR Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

(d)           The amount of the loss or expense shall be determined by the Lender and notified to the Borrower (with a copy to the Administrative Agent) in the form of a certificate of such Lender stating that the calculations set forth therein are in accordance with the terms of this Agreement and setting forth in reasonable detail the basis for such calculations, such certificate being conclusive and binding for all purposes absent manifest error.  The amount set forth in such certificate shall be payable by the Borrower on the 30th day following delivery of such certificate to the Borrower.  In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.06        Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

3.07        Replacement of Lenders.  If (i) either a Lender defaults in its obligations to fund a Loan pursuant to this Credit Agreement, or a Lender (a “Non-Consenting Lender”) refuses to consent to an amendment, modification or waiver of this Credit Agreement that, pursuant to Section 10.1, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected, or a Lender that imposes charges, costs and expenses unacceptable to Borrower under Section 3.04 (any such Lender, a “Subject Lender”), (ii) no Default or Event of Default shall have occurred and be continuing, (iii) the Borrower has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender’s Loans and assume the Subject Lender’s Commitments and all other obligations of the Subject Lender hereunder, and (iv) such Subject Lender is not an  L/C Issuer with respect to any Letters of Credit outstanding, unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a “back-to-back” letter of credit) are made, then the Borrower may require the Subject Lender to assign any or all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of Section 10.07(b) which such Lender, Lenders, Eligible Assignee or Eligible Assignees is acceptable to Administrative Agent; provided, that, prior to or concurrently with such replacement, (a) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts owing to such Subject Lender through such date of replacement in respect of the applicable portion of the Subject Lender’s Commitments to be assigned and a release from its obligations (relating to the assigned portion) under the Loan Documents, (b) the processing fee, if any, required to be paid under Section 10.07(b) shall have been paid to the Administrative Agent, (c) all of the requirements for such assignment contained in Section 10.7, including the consent of the Administrative Agent and the receipt by the Administrative Agent of an executed Assignment and Assumption and other supporting documents, have been fulfilled, and (d) if such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and the Borrower also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)           Receipt of the following by the Administrative Agent, each duly executed and in form and substance satisfactory to the Administrative Agent:

(i)            executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii)           the Security and Pledge Agreement, the Aircraft Security Agreement, the FAA Documents and the Deed of Trust;

(iii)          Committed Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender’s Commitment;

(iv)          Swing Line Note executed by Borrower in favor of the Swing Line Lender (if it requests such a Note) in the principal sum of the Swing Line Sublimit;

(v)           such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Loan Documents to which such Loan Party is a party;

(vi)          such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, except where failure to qualify could not reasonably be expected to have a Material Adverse Effect, including certified copies of each Loan Party’s Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

(vii)         a certificate signed by a Responsible Officer of the Borrower (i) certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect, (ii) demonstrating that immediately after the Credit Extensions contemplated to be made on the Closing Date, there will be Available Credit and (iii) demonstrating that, on a pro forma basis determined using actual results through April 30, 2010 and reasonable assumptions for financial results for May and June, 2010, the Borrower will be in compliance with the financial covenants set forth in Section 7.13 as of its quarter ending June 30, 2010;

(viii)        a Guaranty Agreement from each Domestic Subsidiary and each Disregarded Foreign Subsidiary;

(ix)          a subordination agreement from each Subnote Holder with respect to such Subnote Holder’s interest in the Subordinated Debt;

(x)           documentation of the credit facility with Banca di Credito Cooperativo di Cambiano;

(xi)          evidence that Lenders have a first priority perfected security interest in all Collateral (subject only to Liens expressly permitted to be prior pursuant to Section 7.01);

(xii)         evidence that Borrower has assigned to Administrative Agent its right to payment under each contract listed on Schedule 5.17 pursuant to the Federal Assignment of Claims Act;

(xiii)        each holder of Series A Redeemable Preferred Stock has delivered a consent and acknowledgement agreement with respect the provisions of Section 7.07 and agreement not to seek redemption of Series A Redeemable Preferred Stock in any form except conversion to Borrower’s common stock;

(xiv)        payoff letters with respect to the Existing Indebtedness;

(xv)         control agreement with respect to each of Borrower’s Deposit Accounts not maintained at Wells Fargo;

(xvi)        an opinion of counsel to each Loan Party; and

(xvii)       such other documents as Administrative Agent may require.

(b)           Standard lenders’ payable endorsements with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower in accordance with Section 6.07 and the Collateral Documents.

(c)           Any fees required to be paid in accordance with the Fee Letter on or before the Closing Date shall have been paid.

(d)           Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that following the Closing Date there shall be a final settling of accounts between the Borrower and the Administrative Agent with respect to such estimated Attorney Costs).

4.02        Conditions to All Credit Extensions and Conversions and Continuations.  The obligation of each Lender to make any Credit Extension or honor any Request for Credit Extension is subject to the following conditions precedent:

(a)           The representations and warranties of the Borrower contained in the Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct, (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects, on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b)           No Default or Event of Default shall exist, or would result from such proposed Credit Extension, conversion or continuation.

(c)           The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.  Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

(d)           In the case of an L/C Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the L/C Issuer would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01        Existence, Qualification and Power; Compliance with Laws.  The Borrower (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02        Authorization; No Contravention.  The execution, delivery and performance by the Borrower of each Loan Document to which the Borrower is party has been duly authorized by all necessary corporate or other organizational action and does not and will not (a) contravene the terms of any of the Borrower’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which the Borrower is a party for which Borrower may have a liability in excess of $5,000,000 or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject or (c) violate any material Law.

5.03        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of any Loan Document, except to the extent the same has been obtained or made.

5.04        Binding Effect.  Each Loan Document to which the Borrower is a party, when delivered hereunder, will have been, duly executed and delivered by the Borrower.  Each Loan Document to which the Borrower is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

5.05        Financial Statements; No Material Adverse Effect.

(a)           The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof.

(b)           The unaudited quarterly consolidated and consolidating balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended March 31, 2010, and the related consolidated and consolidating statement of income and the statement of cash flows for such fiscal quarter (i) were prepared in accordance with GAAP (excluding footnotes) consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments, (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby and (iii) show all material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and material Indebtedness.

(c)           From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition or any Involuntary Disposition of any material part of the business or property of the Borrower and the Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Borrower and the Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lender on or prior to the Closing Date.

(d)           Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

5.06        Litigation.  Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Subsidiary or against any of their properties or revenues, and none of the items disclosed in Schedule 5.06 could reasonably be expected to have a Material Adverse Effect.

5.07        No Default.  Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default is continuing or would result from the consummation of the transactions contemplated by any Loan Document.

5.08        Ownership of Property; Liens.  Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09        Environmental Compliance.  Except as specifically disclosed in Schedule 5.09, the Borrower is not in violation of any Environmental Law or the subject of any claims alleging potential liability or responsibility for violation of any Environmental

Law other than as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10        Insurance.  The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are shown in the insurance coverage certificates attached as Schedule 5.10 hereto, and there has been no change in such coverage.

5.11        Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and (b) those that individually or in the aggregate do not exceed $500,000 at any time.  There is no proposed tax assessment asserted in writing against the Borrower or any Subsidiary that could, if made, reasonably be expected to have a Material Adverse Effect.

5.12        ERISA Compliance.

(a)           Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  The prototype plan upon which each Plan that is intended to qualify under Section 401(a) of the Code is based has received a favorable determination letter from the IRS and each Plan has been adopted without any material substantive changes to such prototype plan and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.

(b)           There are no pending or, to the best knowledge of the Borrower, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  To the best knowledge of the Borrower, there has been no “prohibited transaction” (as defined in Section 406 of ERISA) or breach by any Plan fiduciary of any responsibilities, obligations or duties under Title IV of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

5.13        Subsidiaries.  The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and has no equity investments in any other Person other than those specifically disclosed in Part (b) of Schedule 5.13.  As of the Closing Date, the only Disregarded Foreign Subsidiaries are Dutch Air-Crane B.V. and Erickson Air-Crane (Malaysia) Sdn. Bhd.

5.14        Margin Regulations; Investment Company Act.

(a)           The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)           None of the Borrower or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15        Intellectual Property; Etc.  The Borrower and its Subsidiaries own, or possess the right to use, all Intellectual Property that is necessary for the operation of their respective businesses (such Intellectual Property, “Material IP”), without conflict with the rights of any other Person.  Set forth on Schedule 5.15 is a list of all Material IP registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party.  Except for those items of Intellectual Property disclosed in Schedule 5.15 and where it could not reasonably be expected to have a Material Adverse Effect, all registrations with and applications to Governmental Authorities in respect of Material IP are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any interest therein held by any of the Loan Parties to maintain their validity or effectiveness.  Except for any default which could not reasonably be expected to have a Material Adverse Effect, none of the Loan Parties is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use Material IP; no claim has been asserted and is pending by any Person challenging or questioning the use of any Material IP or the validity or effectiveness of any Material IP, nor does the Borrower or any Subsidiary know of any claim; and, to the knowledge of the Borrower and its Subsidiaries, the use of Material IP by the Borrower or any Subsidiary does not infringe on the rights of any Person.

5.16        Solvency.  On the Closing Date, the Loan Parties are Solvent on an individual and on a consolidated basis and shall be Solvent on an individual and on a consolidated basis during the term of this Agreement.  Each Loan Party has received consideration that is the reasonably equivalent value of the obligations and liabilities that it has incurred to Lenders.

5.17        Federal Contracts.  Schedule 5.17, as amended from time to time in accordance with Section 6.18, contains a list of all of Borrower’s material contracts with any agency or other Governmental Authority of the United States of America and at no time will Borrower’s calculation of the Asset Coverage Amount include receivables from any agency or other Governmental Authority of the United States of America unless such receivable arises with respect to a contract listed on Schedule 5.17.

5.18        Management Services Agreements.  Neither Borrower nor any Subsidiary is a party to any management services agreement or similar agreement, except the Management Services Agreement dated as of September 27, 2007 between EAC Acquisition Corp. (a corporation since merged into Borrower) and ZM Equity Partners. L.P. (the “Existing

Services Agreement”).  Neither Borrower nor any Subsidiary owes any fees or other compensation with respect to any such agreement, but Borrower does have expense reimbursement obligations under the Existing Services Agreement.

5.19        Disclosure.  To the best of Borrower’s knowledge, no statement, information, report, certification, representation, or warranty when made by any Loan Party or any Responsible Officer of any Loan Party in any Loan Document or when furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document (including in any and all disclosure materials furnished by or on behalf of any Loan Party) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11, 6.16, and 6.17) cause each Subsidiary to:

6.01        Financial Statements.  Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a)           as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, audited consolidated (and unaudited consolidating schedules) balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Administrative Agent, together with a copy of any management letter from such accountant to the Borrower; and

(b)           as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower, unaudited quarterly consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated and consolidating statement of income and the statement of cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, and certified by the Director of

Finance or the Chief Financial Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02        Certificates; Other Information.  Deliver to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to Administrative Agent:

(a)           concurrently with the delivery of each financial statement referred to in Section 6.01, a duly completed Compliance Certificate (in the form of Exhibit C hereto) signed by Borrower’s Director of Finance or Chief Financial Officer;

(b)           as soon as available, but in any event within 30 days after and as of the end of each month, a Monthly Asset Coverage and Available Credit Certificate (in the form of Exhibit G hereto) signed by Borrower’s Director of Finance or Chief Financial Officer setting forth the calculation of the Asset Coverage Amount as of the end of such month together with a copy of the accounts receivable aging report and balance sheet on which such calculation is based;

(c)           as soon as available, but in any event within five Business Days after the end of each month, a list of the location as of the end of such month of each aircraft and a list of each domestic location of a material amount of aircraft spare parts owned by the Borrower or any Subsidiary;

(d)           promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the equityholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements that the Borrower files or is required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or any comparable agency under comparable Laws and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)           promptly, and in any event within five Business Days after Borrower’s receipt thereof, copies of each notice or other correspondence received from (i) the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of Borrower or any Subsidiary and (ii) the Federal Aviation Administration or other comparable Governmental Authority (wherever located) with respect to the Borrower’s or any Subsidiary’s aircraft, DPO Authorizations (as defined in the Security and Pledge Agreement), aviation services or any other matter the could reasonably be expected to have a Material Adverse Effect;

(f)            promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent, at the request of any Lender, may from time to time reasonably request;

(g)           within 60 days after the beginning of each fiscal year end, Borrower’s annual financial forecast for such year, including pro forma balance sheet, income statement and statement of cash flows (it being understood that forecasts and projections are subject to many contingencies and risk factors and actual results may vary materially from the forecasts and the projections); and

(h)           within 120 days after the Closing Date an appraisal (which need not include a field inspection) updating the Aircraft Appraisal Report.

6.03        Notices.  Promptly notify the Administrative Agent:

(a)           of the occurrence of any Default or Event of Default;

(b)           of any dispute, litigation, investigation, or proceeding (or any material development in the same) or suspension under a Contractual Obligation between the Borrower or any Subsidiary and any Governmental Authority, in each case which could reasonably be expected to have a Material Adverse Effect;

(c)           of any litigation, investigation or proceeding affecting any Loan Party in which the amount involved exceeds $2,000,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

(d)           of any event or circumstance that adversely affects the then current registration of or insurance coverage on any aircraft owned by the Borrower or any subsidiary or the Lien or lien rights of the Administrative Agent with respect to any such aircraft;

(e)           of the occurrence of any ERISA Event;

(f)            upon Borrower’s subsequent knowledge that any disclosure by any Loan Party fails to comply with Section 5.19; and

(g)           of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and describing the action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to subsection (a) above shall describe with particularity any and all provisions of the Loan Documents that have been breached.

6.04        Payment of Obligations.  Pay and discharge as the same shall become due and payable (or within any applicable grace period), all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same (i) are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or (ii) do not exceed, individually or in the aggregate, $2,000,000 at any time, (b) all lawful claims which, if unpaid, would by Law become a Lien upon its property and (c) all material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) use the standard of care typical in the industry in the operation and maintenance of its facilities; and (d) maintain and operate its aircraft and aircraft engines in accordance with the requirements of the Aircraft Security Agreement and applicable Law.

6.07        Maintenance of Insurance.  In addition to insurance requirements set forth in the Collateral Documents, maintain with financially sound and reputable insurance companies not Affiliates of the Borrower and having an A.M. Best’s Insurance Guide Rating of at least A-, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers’ compensation insurance, public liability insurance and property and casualty insurance.  All casualty insurance maintained by the Loan Parties in respect of the Collateral shall name the Administrative Agent as loss payee and shall provide that the amount of the coverage shall not be reduced without 30 days prior written notice to the Administrative Agent, and all liability insurance shall name the Administrative Agent as additional insured for the benefit of the Lenders, as their interests may appear.  Upon written request of the Administrative Agent, the Borrower shall furnish the Administrative Agent information in reasonable detail setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 6.07 or any Collateral Documents.

6.08        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09        Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants all at the expense of the Administrative Agent and such Lender at reasonable times during normal business hours up to two times per year, upon reasonable notice to Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing, without limitation, at the reasonable expense of the Borrower.

6.11        Compliance with ERISA.  Do, and cause each of its ERISA Affiliates to do, each of the following:  (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except, with respect to each covenant listed above, in such instances in which the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.12        Subsidiaries; Additional Guarantors; Pledge of Equity Interests.

(a)           New Subsidiaries.  Promptly notify the Administrative Agent after any Person becomes a Subsidiary (each, a “New Subsidiary”), and in such notice set forth (i) the date such Person became a New Subsidiary and (ii) all of the data required to be set forth in Schedule 5.13 with respect to all Subsidiaries and such notice shall be deemed to supplement Schedule 5.13.

(b)           Additional Guaranty Agreements.  Promptly cause each New Subsidiary (other than a Transitional Subsidiary) that is a Domestic Subsidiary or a Disregarded Foreign Subsidiary to execute and deliver a Guaranty Agreement to

Administrative Agent, and if such New Subsidiary fails promptly to execute and deliver a Guaranty Agreement to Administrative Agent, Borrower shall cease providing any support, financial or otherwise, to such New Subsidiary.

(c)           Pledge of Equity Interests.  Promptly (and in any event within 30 days) after any Person becomes a New Subsidiary, the Borrower shall or shall cause each Guarantor that owns all or any portion of the Equity Interests of such New Subsidiary (except, with the consent of Administrative Agent in its reasonable discretion, a Transitional Subsidiary) to (i) grant a Lien in favor of the Administrative Agent for the ratable benefit of the Lenders, L/C Issuer and Administrative Agent on (1) the Borrower’s and Guarantor’s direct or indirect interest in the Equity Interests of each such New Subsidiary that is a Domestic Subsidiary, (2) the Borrower’s and Guarantor’s direct or indirect interest in the Equity Interests of each such New Subsidiary that is a Disregarded Foreign Subsidiary whose Equity Interests is not owned in any part by a Foreign Subsidiary (other than a Disregarded Foreign Subsidiary), (3) subject to the last sentence of this subsection (c), the Borrower’s and Guarantor’s direct or indirect interest in the Equity Interests of each such New Subsidiary that is a first tier (after ignoring all Disregarded Foreign Subsidiaries which may be a direct or indirect stockholder) Foreign Subsidiary, and (4) the Borrower’s and Guarantor’s direct or indirect interest in the remaining Equity Interests of any New Subsidiary that was a Foreign Subsidiary other than a Disregarded Foreign Subsidiary at the time it became a New Subsidiary but that later became a Disregarded Foreign Subsidiary (in which event the 30 day period described above shall begin to run upon the date such Person became a Domestic Subsidiary) to secure the Obligations by executing and delivering to the Administrative Agent a supplement to such Collateral Documents and other document as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent all certificates, instruments or other writings representing or evidencing the Equity Interests described in clause (i) together with duly executed instruments of transfer or assignment reasonably satisfactory to the Administrative Agent, (iii) take such action at each such Person’s own expense as may be reasonably necessary or otherwise requested by the Administrative Agent to ensure that the Lien described in clause (i) is a perfected first priority Lien, and (iv) deliver to the Administrative Agent upon request in writing favorable opinions of counsel to each such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (iii)), all in form, content and scope reasonably satisfactory to the Administrative Agent. The foregoing notwithstanding, the Administrative Agent’s Lien in Equity Interests of a Foreign Subsidiary that is not a Disregarded Foreign Subsidiary shall not cover more than 65% of the voting Equity Interests of such Foreign Subsidiary.

6.13        Intellectual Property.  Take all necessary actions, including in any proceeding before the United States Patent and Trademark Office, the Canadian Intellectual Property Office — Trademarks or the United States Copyright Office to maintain each item of Intellectual Property of the Borrower and its Subsidiaries material to the business of the Borrower and its Subsidiaries taken as a whole, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

6.14        Use of Proceeds.  Use the proceeds of Credit Extensions (a) to refinance the Existing Indebtedness (other than the $8,500,000 portion thereof that is Subordinated Debt), (b) for transaction costs (including appraisal fees) related to the negotiation, execution and delivery of the Loan Documents, and (c) for working capital and other general corporate purposes, in each case not in contravention of any Law or of any Loan Document.

6.15        Further Assurances.

(a)           Ensure that all written information, exhibits and reports when furnished to the Administrative Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not, when furnished, omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Administrative Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)           Promptly upon request by the Administrative Agent or the Required Lenders, do, execute, acknowledge, authorize, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and to the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document.

6.16        Citizenship.  Borrower is as of the date hereof, and at all times while any Loan Document is in effect shall be, or shall cause aircraft operated under United States registration to be registered in the name of, a “citizen of the United States” within the meaning of the U.S. Transportation Code, as amended from time to time and recodified at Section 40102(a)(15) of Title 49 et seq.  Borrower shall not permit any act to be done, or omission to occur, which might injuriously affect the ability of the Borrower to retain its qualification as a citizen of the United States (provided, however, that in no event shall such failure be deemed an Event of Default hereunder if such failure occurs as the result of acts or omissions of Administrative Agent, Lender of L/C Issuer or Persons acting under their direction or control).

6.17        Interest Rate Protection.  Not later than December 31, 2010, Borrower shall have entered into and shall thereafter maintain in effect Hedge Contracts (with one or more financial institutions as counterparties) with respect to the Term Loans, providing protection against fluctuations in interest rates, in the aggregate notional principal amount equal to not less than one-third of the principal amount of the Term Loans outstanding on the latest date any such Hedge Contract is entered into, each such Hedge Contract (including the counterparties thereto) to be satisfactory to Administrative Agent and to have an initial term at execution of not less than the period from the entry into each such Swap Contract until the Maturity Date.

6.18        Federal Contracts.  Promptly after entering into a material contract with any agency or other Governmental Authority of the United States of America, Borrower shall (i) deliver to Administrative Agent a revised Schedule 5.17 adding such contract and (ii) upon Administrative Agent’s request, provide Administrative Agent with the documents reasonably necessary to assign Borrower’s right to payment under such contract to Administrative Agent in accordance with the Federal Assignment of Claims Act.  Borrower shall take all commercially reasonable actions requested by Administrative Agent to assist Administrative Agent in obtaining acknowledgement from the United States of America of any assignment by Borrower to Administrative Agent of Borrower’s rights to payment under the Federal Assignment of Claims Act and until such acknowledgement is received, the Administrative Agent, in its discretion, may require that receivables arising under any such contract not be included in the calculation of the Asset Coverage Amount.

6.19        Notice of Aircraft Operation.  Notify Administrative Agent at least two Business Days in advance of the Borrower’s operation of any aircraft in a jurisdiction other than the United States, Canada, Australia, Malaysia or Greece and together with such notice provide either (a) a current calculation of the Asset Coverage Amount excluding such aircraft or (b) an opinion of counsel (in form and substance and from counsel satisfactory to Administrative Agent) that Administrative Agent has and will continue to have a first priority Lien for the benefit of the Lenders in such aircraft while such aircraft is operated in such jurisdiction and evidence that the required insurance with respect to such aircraft remains in full force and effect.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01        Liens.  Except for Liens securing Existing Indebtedness, all of which are to be released contemporaneously with the initial Credit Extension, create, incur, assume or suffer to exist, any Lien on any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):

(a)           Liens pursuant to any Loan Document;

(b)           existing Liens listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed;

(c) Liens for Taxes or other governmental charges (other than Liens imposed under ERISA) not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)           Liens arising from operation of law, statutory liens, or carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted if adequate reserves in accordance with GAAP with respect thereto are maintained on the books of the applicable Person;

(e)           pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than Liens imposed under ERISA;

(f)            deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)           title exceptions accepted by Administrative Agent in the Deed of Trust, easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)           Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h);

(i)            Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) such Liens attach to such property concurrently with or within 90 days after the acquisition thereof;

(j)            Liens exclusively on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 7.03(q);

(k)           normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(l)            with respect to a Permitted Acquisition, Liens existing on property at the time of its acquisition or existing on the property of the Person at the time such Person’s

Equity Interests are acquired; provided that (i) such Liens were not created in contemplation of such acquisition, (ii) such Liens do not extend to or cover any other assets or property (other than proceeds or products thereof), (iii) such Liens cover only specific property and none is a “blanket” Lien on any category or type of property and (iv) the total obligations secured by such Liens does not exceed 10% of the book value of the assets acquired or the assets of the Person whose Equity Interests are acquired;

(m)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)           purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property or consignment of goods entered into in the ordinary course of business;

(o)           Liens solely on any cash earnest money deposits made by Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(p)           licenses of patents, trademarks and other intellectual property rights granted by Borrower or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary; and

(q)           any Lien constituting a replacement, extension, or renewal of any Lien of the type described in clauses (a) through (p) above.

7.02        Investments.  Make any Investments, except:

(a)           Investments (other than those permitted by subsections (b) through (n)) that are existing on the date hereof and are listed on Schedule 5.13;

(b)           Investments held by the Borrower or such Subsidiary in the form of Cash, Cash Equivalents or other short-term marketable securities in accordance with the Borrower’s investment policy as from time to time in effect;

(c)           advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)           Investments of the Borrower in any Guarantor and Investments of any Guarantor in any Loan Party;

(e)           Investments consisting of advances to Non-Guarantor Subsidiaries evidenced by or in the nature of promissory notes, open accounts or capital contributions excluding trade accounts for services arising in the ordinary course of business, provided that (i) the aggregate amount of such Investments does not exceed

$5,000,000; provided that, at the option of the Administrative Agent, each promissory note made by any Non-Guarantor Subsidiary to whom advances of $500,000 or more have been made shall have been pledged and delivered to the Administrative Agent for the ratable benefit of the Lenders and Administrative Agent pursuant to such documents as the Administrative Agent shall deem appropriate for such purpose in its reasonable discretion;

(f)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)           Guaranty Obligations permitted by Section 7.03;

(h)           Investments permitted by Section 7.04 and Section 7.05;

(i)            Permitted Acquisitions;

(j)            Capital Expenditures permitted under Section 7.14;

(k)           Hedge Contracts to the extent permitted hereunder;

(l)            Investments (other than Permitted Acquisitions) by a Loan Party or any Subsidiary thereof in (i) a Subsidiary that is a Loan Party immediately prior to or contemporaneously with the time of such Investment and (ii) a joint venture or a Subsidiary that is not a Loan Party; provided that the aggregate amount of Investments by a Loan Party pursuant to this clause (ii) shall not exceed, at any one time outstanding, an amount equal to $5,000,000 less the amount of outstanding Investments permitted under Section 7.02(e);

(m)          deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries; and

(n)           Investments received in lieu of cash in connection with asset dispositions to the extent permitted under Section 7.05.

7.03        Indebtedness.  Except for Existing Indebtedness, all of which is to be repaid contemporaneously with the initial Credit Extension, create, incur, assume or suffer to exist any Indebtedness, other than the following:

(a)           Indebtedness under the Loan Documents;

(b)           Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

(c)           Guaranty Obligations of any Loan Party in respect of Indebtedness otherwise permitted hereunder;

(d)           obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Hedge Contract or currency risk management financial instrument, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, property, or cash flows held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view;” and (ii) such Hedge Contract or currency risk management financial instrument does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)           purchase money Indebtedness (including obligations in respect of capital leases and Synthetic Lease Obligations) hereafter incurred to finance the purchase of fixed or capital assets (but in no event in respect of Permitted Fleet Expenditures or otherwise related to the acquisition of aircraft); provided that (i) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $7,500,000 at any time outstanding and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

(f)            Guaranty Obligations of the Borrower in respect of Indebtedness otherwise permitted hereunder of any Non-Guarantor Subsidiary in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(g)           Indebtedness subordinated in writing to the Obligations on terms acceptable to Required Lenders;

(h)           loans or advances among the Loan Parties, (i) loans or advances made by a Subsidiary (or a Person that would become a Subsidiary after giving effect to such loan or advance) to a Loan Party, (ii) loans or advances made by any Loan Party to a Subsidiary that is not a Loan Party so long as such loan or advance is permitted by Section 7.02;

(i)            Indebtedness secured by Liens permitted by Section 7.01(l) and Indebtedness of a Person existing at the time such Person becomes a Subsidiary as a result of a Permitted Acquisition, provided that in each instance (A) such Indebtedness was included in the Pro Forma Basis required by clause (iv) of the definition of “Permitted Acquisition;” and (B) such Indebtedness was not created in contemplation of such acquisition;

(j)            earn outs, indemnities and purchase price adjustments pursuant to Permitted Acquisitions;

(k)           Indebtedness pursuant to any guaranties, performance, bid, tender, appeal surety, statutory or similar obligations incurred in the ordinary course of business;

(l) Indebtedness in respect of overdraft protections and otherwise in connection with deposit accounts, in each case in the ordinary course of business;

(m)          guaranties in the ordinary course of business of the obligations of suppliers, landlords, customers and licensees of the Borrower and its Subsidiaries;

(n)           endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(o)           Indebtedness in respect of employee benefit plans and programs, whether to current or retired employees, including accrued expenses, pension liabilities, deferred compensation, bonus plans, option plans, medical, dental and other health plans and other similar plans providing benefits to employees entered into in the ordinary course of business (but not including Indebtedness under employment agreements);

(p)           Indebtedness arising from judgments, orders or other awards to the extent not constituting an Event of Default;

(q)           Indebtedness under the Cambiano Financing (including any refinancing thereof) and any additional Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the equivalent of $5,000,000 at any time outstanding; and

(r)            in addition to the foregoing, Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

7.04        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)           any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor or wholly-owned Subsidiary is merging with another Subsidiary (that is not a Guarantor) , the surviving Person shall be or become a Guarantor or wholly-owned Subsidiary as a result of such merger;

(b)           any Non-Guarantor Subsidiary may dissolve or liquidate; provided that the board of directors or senior management of the Borrower has determined in good faith that the dissolution or liquidation will not be detrimental to the business of the Borrower and its Subsidiaries taken as a whole;

(c)           the dissolution, liquidation or winding up of any Transitional Subsidiary; provided that any assets of such Transitional Subsidiary shall be transferred to a Loan Party or Subsidiary thereof in connection therewith;

(d)           Investments permitted under Section 7.02;

(e)           Dispositions permitted under Section 7.05;

(f)            the Borrower or any Subsidiary may merge with any Person as part of a Permitted Acquisition; and

(g)           any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must be a Loan Party.

7.05        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of obsolete, worn out property or other property no longer used or useful in the business of the Loan Parties, whether now owned or hereafter acquired, in the ordinary course of business;

(b)           Dispositions of inventory and other property (other than equipment or real property) in the ordinary course of business, including the sale or lease of manufactured and remanufactured Aircranes;

(c)           Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of replacement property or other permitted Capital Expenditures, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or such Capital Expenditures or(iii) the board of directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;

(d)           Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must be a Loan Party;

(e)           Dispositions permitted by Section 7.04;

(f)            licenses of Intellectual Property (both exclusive and non-exclusive) in the ordinary course of business and substantially consistent with past practice;

(g)           Investments permitted under Section 7.02;

(h)           the sale, transfer or disposition of accounts in connection with the collection or compromise thereof in the ordinary course of business;

(i)            Equity Interests issued by the Borrower;

(j)            Equity Interests issued by any Subsidiary in connection with a Permitted Acquisition;

(k)           any sale-leaseback arrangements permitted hereby;

(l)            rights of way, easements, and licenses necessary for the conduct of Borrower’s or any of its Subsidiaries’ businesses; and

(m)          in addition to the foregoing, Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default or Event of Default exists or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this Section 7.05(m) in any fiscal year shall not exceed $2,000,000; provided, however, that any Disposition pursuant to clauses (a) through (n) shall be for fair consideration.

7.06        Lease Obligations.  Create or suffer to exist any obligations for the payment of rent for any property, except:

(a)           leases in existence on the date hereof and listed on Schedule 7.06, and any renewal, extension or refinancing thereof;

(b)           leases in connection with any sale-leaseback arrangement permitted hereby;

(c)           capital leases and Synthetic Lease Obligations to the extent permitted by Section 7.03; and

(d)           operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business (for purposes hereof, all leases of real estate of the Borrower or any Subsidiary shall be deemed operating leases), but in any case the amount of all minimum future non-cancelable operating lease payments shall not exceed $8,000,000.

7.07        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Non-Guarantor Subsidiary may make Restricted Payments, provided, that in the case of a Restricted Payment by a non-wholly-owned Subsidiary,

each Restricted Payment is made on a pro rata basis based on their relative ownership interests;

(b)           each Guarantor may make Restricted Payments to Loan Parties;

(c)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

(d)           the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(e)           the Borrower and any Subsidiary may accumulate and compound (but not declare or pay) a preferential dividend requirement, liquidation or similar preference on any Equity Interest as compared to other Equity Interests, including, without limitation, the rights with respect to the Series A Redeemable Preferred Stock.

7.08        ERISA.  At any time engage in a transaction for the principal purpose of evading or avoiding any liability under Title IV of ERISA as provided in Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975(c) of the Code); (b) fail to comply with ERISA or any other applicable federal or state Laws; or (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA for plan years commencing prior to 2008, or the equivalent term under Section 302 of ERISA for plan years commencing after 2007), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

7.09        Change in Nature of Business.  Cease to conduct any line of business that constitutes a material portion of the business of the Borrower and the Subsidiaries on the date hereof or engage in any material line of business other than (i) aircraft based aviation services for incident/emergency response, firefighting, construction, timber harvesting, hydroseeding, training activities and other services substantially similar to those provided by the Borrower and the Subsidiaries on the date hereof, (ii) the manufacture, conversion, overhaul, design, engineering, renting, sale and accessorizing of aircraft and other activities substantially similar to those conducted by Borrower and the Subsidiaries on the date hereof and (iii) any business substantially related or incidental to any of the foregoing.

7.10        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that (a) the foregoing restriction shall not apply to transactions between or among the Loan Parties; (b) the Borrower may make Investments consisting of advances and capital contributions to Non-Guarantor Subsidiaries permitted under Section 7.02 at rates of interest that the Borrower deems reasonable under the circumstances; (c) reasonable and customary fees may be paid to members of the board of directors (or similar governing body) of Borrower or any Subsidiary; (d) compensation, benefits or indemnification arrangements for officers and other employees of the Borrower or any Subsidiary may be entered into in the ordinary course of business; (e) Restricted Payments permitted hereunder may be made; (f) transactions among Subsidiaries that are not Loan Parties may be entered into; (i) the transactions contemplated hereby may be effected and (g) the Subordinated Debt may be prepaid, if such prepayment is permitted under the subordination agreement with respect thereto signed by Administrative Agent and if such prepayment is made with proceeds received from the substantially concurrent issue of new shares of Borrower’s common stock or other common Equity Interests.

7.11        Burdensome Agreements.  Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts on the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i)-(v) above) for (1) the Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 7.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

7.12        Margin Regulations.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of, or for a purpose which violates, or would be inconsistent with, Regulation T, U or X of the FRB.

7.13        Financial Covenants.

(a)           Minimum Tangible Net Worth.  As of the end of each fiscal quarter set forth below, Tangible Net Worth shall not be less than the target amount set forth below for such quarter, plus 90% of net proceeds from Borrower’s issuance of Equity Interests after

April 30, 2010 (other than proceeds used substantially contemporaneously with receipt to retire or redeem Subordinated Debt and/or Series A Redeemable Preferred Stock):

Quarter Ending	Target Amount

June 30, 2010	$44,500,000

September 30, 2010 through March 31, 2011	$58,000,000

June 30, 2011	$60,000,000

September 30, 2011 through June 30, 2012	$75,000,000

September 30, 2012 and thereafter	$100,000,000

(b)           Minimum Fixed Charge Coverage Ratio.  As of the end of each fiscal quarter, the Fixed Charge Coverage Ratio shall not be less than 1.75:1.00.

(c)           Maximum Leverage Ratio.  As of the end of each fiscal quarter set forth below, the Leverage Ratio shall not be greater than the ratio set forth below for such quarter:

Quarter Ending	Maximum Leverage Ratio

June 30, 2010	4.25:1.00

September 30, 2010	4.00:1.00

December 31, 2010 through September 30, 2011	3.75:1.00

December 31, 2011 and thereafter	3.50:1.00

7.14        Maximum Capital Expenditures.

(a) Capital Expenditures shall not exceed the applicable Annual Capex Limit during any calendar year set forth below, provided that if the actual Capital Expenditures in any year are less than the Annual Capex Limit for such year then the amount of the difference may be carried over to the immediately following year and shall not be included in the limitation on Capital Expenditures in such carry-over year for purposes of this covenant.  “Annual Capex Limit” means, for each calendar year, the amount set forth below for such year:

Year	Annual Capex Limit

2010	$10,000,000

2011	$18,000,000

2012	$14,000,000

2013	$22,000,000

7.15        Name Change; Jurisdiction Change.  Change its name or change its jurisdiction of organization, unless (a) Borrower gives Administrative Agent 30 days prior notice of the intended name change or change of jurisdiction of organization and (b) such Loan Party executes and delivers to Administrative Agent such agreements, documents and instruments as Administrative Agent deems reasonably necessary or desirable to protect Administrative Agent’s interests in the Collateral.

7.16        Operation of Aircraft.  Operate or maintain any aircraft in a manner that adversely affects the insurance coverage of such aircraft or the Lien or lien rights of the Administrative Agent in such aircraft, or include any aircraft operated in a jurisdiction other than the United States, Canada, Australia, Malaysia or Greece in the Asset Coverage Amount without first delivering to Administrative Agent (i) an opinion of counsel (in form and substance and from counsel satisfactory to Administrative Agent) that Administrative Agent has and will continue to have a first priority Lien for the benefit of the Lenders in such aircraft while such aircraft is operated in such jurisdiction and (ii) evidence that the required insurance with respect to such aircraft remains in full force and effect.

7.17        Deposit Accounts and Securities Accounts.  Open or maintain a Deposit Account or a securities account that is not subject to a control agreement acceptable to the Administrative Agent.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default.  Any of the following shall constitute an “Event of Default” hereunder:

(a)           Non-Payment.  Any Loan Party fails to pay (i) when due any amount of principal of any Loan, or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable under any Loan Document; or

(b)           Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of (i) Section 6.03, 6.05, 6.06, 6.07, 6.10, 6.14 or 6.18 or Article VII; or (ii) Section 6.01 or 6.02 and such failure continues for five Business Days after the earlier of (A) the Borrower’s receipt of written notice thereof from the Administrative Agent or (B) any Loan Party obtains knowledge thereof; or

(c)           Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) the Borrower’s receipt of written notice thereof from the Administrative Agent or (ii) any Loan Party obtains knowledge thereof; or

(d)           Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party in any Loan Document or in any document delivered in connection herewith or therewith shall be untrue in any material respect when made or deemed made; or

(e)           Cross-Default.  (i) Any Loan Party (A) fails to make any payment when due and within applicable grace periods, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Hedge Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to such  Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs the effect of which default or other event is to cause or permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Hedge Contract an Early Termination Date (as defined in such Hedge Contract) resulting from (A) any event of default under such Hedge Contract as to which the Borrower or any Subsidiary is the defaulting party or (B) any Termination Event (as so defined) under such Hedge Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value (as so defined) owed by the Borrower or such Subsidiary as a result thereof is greater than $2,000,000.

(f)            Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, provisional liquidator, administrator, administrative receiver, compulsory manager, controller or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g)           Inability to Pay Debts; Attachment.  (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)           Judgments.  There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $2,000,000 (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage) , or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)            ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

(j)            Change of Control.  There occurs any Change of Control with respect to any Loan Party; or

(k)           Guarantor Default; Invalidity of Guaranty.  Any Guarantor shall fail to perform or observe any term, covenant or agreement contained in any Guaranty Agreement on its part to be performed or observed, or any default shall occur under any Guaranty Agreement, and any such failure or default shall continue after the applicable grace period, if any, specified in such Guaranty Agreement as of the date of such failure, or any defined “Event of Default” as defined in any Guaranty Agreement shall have occurred and is continuing; or any Guaranty Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (except as expressly permitted hereunder), or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

(l)            Failure of Security.  Any Collateral Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Administrative Agent shall not have or shall cease to have a valid and perfected first priority Lien (other than Liens expressly permitted to be prior to such Lien pursuant to Section 7.01) in the Collateral purported to be covered thereby for any reason other than the failure of the Administrative Agent to take any action within its exclusive control; or

(m)          Invalidity of Loan Documents.  Any provision of any Loan Document ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(n)           Material Adverse Effect.  A Material Adverse Effect occurs, other than an event included within clauses (a) through (m) above.

8.02        Remedies Upon Event of Default.

(a)           General Remedies.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders take any or all of the following actions,

(i)            Terminate the Commitments;

(ii)           declare the principal, all accrued and unpaid interest and all fees and other amounts owing or payable under the Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)          require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Outstanding Amount thereof, as such amount may vary from time to time); and

(iv)          exercise on behalf of itself and the Lenders all rights and remedies available under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the Commitments  shall automatically terminate, the unpaid principal amount of all outstanding

Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)           Cash Collateral.  Regardless of whether Borrower’s obligations to repay the Loans and/or the Letters of Credit have been accelerated pursuant to subsection (a) above, so long as any Event of Default is continuing, Administrative Agent may exercise any remedies provided in the Collateral Documents.  Amounts paid or received under any Loan Document after the occurrence of an Event of Default in respect of (i) issued and outstanding Letters of Credit which exceed amounts paid by Administrative Agent under such Letters of Credit or (ii) payments or transfers under any Hedge Contract permitted by Section 7.03(d) not then due, shall be held (and applied) as Cash Collateral to secure the payment and performance of all indebtedness, liabilities and obligations of Borrower and its Subsidiaries owing to Agent, any Lender or any Affiliate of any Lender under the Loan Documents and such Hedge Contracts.

8.03        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid interest on the Loans and L/C Borrowings, and (ii) with respect to any Hedge Contract between any Lender or any Affiliate of any Lender, to the extent such Hedge Contract is permitted by Section 7.03(d), any fees, premiums and scheduled periodic payments due under such Hedge Contract and any interest accrued thereon, ratably among the Lenders and their Affiliates in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Sixth, to payment of (i) amounts owed to Bank Product Providers in respect of Bank Product Agreements, and (ii) with respect to any Hedge Contract or currency risk management instrument between any Lender or any Affiliate of any Lender, to the extent such Hedge Contract or currency risk management instrument is permitted by Section 7.03(d), any breakage, termination or other payments due under such Hedge Contract or currency risk management instrument and any interest accrued thereon, ratably among the Bank Product Providers, and the Lenders and their Affiliates in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the foregoing  have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01        Appointment and Authority.  Each of the Lenders and the L/C Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent under the Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except for the Borrower’s right to be consulted in Section 9.06, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)           shall not, except as expressly set forth in the Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06        Resignation of Administrative Agent.

(a)           The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Event of Default then exists), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent notifies the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation under the Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)           Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its (or, if applicable, its Affiliate’s) resignation as L/C Issuer and Swing Line Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations under the Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08        No Duties.  Anything herein to the contrary notwithstanding, neither KeyBank National Association, in its capacity as Syndication Agent, Bank of the West, in its capacity as Documentation Agent, nor the Arranger shall have any powers, duties or responsibilities under the Loan Documents.

9.09        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.08 and 10.04) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10        Collateral and Guaranty Matters.  Each of the Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)           to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted under the Loan Document, (iii) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)           to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

(c)           to release any Guarantor from its obligations under any Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under any Guaranty Agreement pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Lien granted by the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under its Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

ARTICLE X
MISCELLANEOUS

10.01      Amendments, Etc.  No amendment or waiver of any provision of any Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)           waive any condition set forth in Sections 4.01(a) through (c) without the written consent of each Lender;

(b)           extend or increase the Commitment of any Lender (or reinstate any terminated Commitment) without the written consent of such Lender;

(c)           postpone any date fixed by any Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) under any Loan Document without the written consent of each Lender directly affected thereby;

(d)           reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable under any Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(e)           change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)            change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)           except as otherwise provided in Section 9.10, release any Guarantor from any Guaranty Agreement without the written consent of each Lender; or

(h)           except as otherwise provided in Section 9.10, release or otherwise all or any material part of the Collateral without the written consent of each Lender, except as otherwise may be provided in any Collateral Document or except where the consent of the Required Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any L/C Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender and Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender and Administrative Agent under any Loan Document; and (iii) the fees provided for in the Fee Letter may be amended, or rights or privileges thereunder waived, only in a writing executed by Borrower and Wells Fargo.  Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of any Credit Extension required to be funded by it hereunder or that has a Voting Percentage deemed to be zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.02      Notices and Other Communications; Facsimile Copies.

(a)           General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender.  All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person.  Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b)           Effectiveness of Facsimile Documents and Signatures.  Loan Documents may be delivered by fax or by electronic transmission of a PDF file.  The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.  The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to comply with such request shall not limit the effectiveness of any document or signature.

(c)           Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify each Lender, Administrative Agent and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the good faith reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other communications with the Administrative Agent  may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

10.03      No Waiver; Cumulative Remedies.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or elsewhere in the Loan Documents.

10.04      Attorney Costs, Expenses and Taxes.  Except as otherwise provided in Section 6.10, the Borrower shall (a)  pay or reimburse the Administrative Agent for all reasonable and documented costs and expenses incurred in connection with the development, preparation, negotiation and execution of any Loan Documents and any amendment, waiver, consent or other modification of the provisions thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated thereby, including all reasonable and documented Attorney Costs and (b) pay or reimburse the Administrative Agent or each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under the Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs.  The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the reasonable and documented cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.  The agreements in this Section 10.04 shall survive the termination of the Commitments and repayment of all other Obligations.

10.05      Indemnification by the Borrower.  The Borrower shall indemnify and hold harmless the Administrative Agent, L/C Issuer and each Lender and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs limited to expenses of one lead counsel firm and one local counsel firm in each jurisdiction where Administrative Agent determine that local counsel is necessary) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of such transactions; (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party; (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto; (e) any Aircrane, aircraft, airframe, aircraft engine or aircraft part (collectively, “Aircraft Equipment”), including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, financing, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of any Aircraft Equipment, (ii) any claim or penalty arising out of violations of applicable Laws by Borrower, or by any lessee or sublessee, (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of any Person, (v) environmental control, noise or pollution and (vi) any Liens in respect of any Aircraft Equipment; or (f) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Borrower under any Loan Document or the falsity of any representation or warranty of Borrower in any Loan Document or the occurrence of any Default or Event of Default (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements (including Attorney Costs) resulted from the gross negligence or willful misconduct of such Indemnitee.  The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.  All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

10.06      Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or paid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.07      Successors and Assigns.

(a)           Successors and Assigns Generally.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts.

(A)          in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)          in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)           Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned except that this clause (ii) shall not apply to any Swing Line Lender’s rights and obligations in respect of any Swing Line Loans;

(iii)          Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)          the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B)          the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Revolving Commitment if such assignment is to a Person that is not a Lender with a Revolving Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C)          the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D)          the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of Revolving Loans and Revolving Commitments.

(iv)          Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent such information regarding itself as the Administrative Agent may reasonably request.

(v)           No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi)          No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment).  Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.  If an assignment of all or a portion of a Lender’s rights and obligations under this Agreement would result (under the terms of Section 3.01) in any payment by the Borrower of additional sums, notwithstanding Section 3.01 or any other provision set forth in this Agreement, the Borrower shall not be obligated to pay such additional sums.

(c)           Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)           Participations.  Any Lender may at any time, without the consent of, or notice to, Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the other Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such

Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, (iii) release any Guarantor from any  Guaranty Agreement, or (iv) release all or substantially all of the Collateral.  Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)           Limitations on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)            Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto

(g)           Certain Defined Terms.  As used herein, the following terms have the following meanings:

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) that is a financial institution approved by (i) the Administrative Agent, in the case of any assignment of a Committed Loan, (ii) L/C Issuer, (iii) the Swing Line Lender and (iv) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) an Event of Default is continuing, the Borrower (each such approval referred to in clauses (i) through (iv) not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(h)           Resignation as L/C Issuer or Swing Line Lender After Assignment.  Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitments and Loans pursuant to subsection (b) above, Wells Fargo may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or upon notice to the Borrower terminate the Swing Line.  In the event of any such resignation as L/C Issuer or the termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line as the case may be.  Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)).  If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

10.08      Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.08, to (1) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.08 or (2) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender’s or its Affiliates’ investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of the Loan Documents, the Commitments, and the Credit Extensions.  For the purposes of this Section 10.08, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower.

10.09      Set-off.  In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations becoming due and payable hereunder (whether at the stated maturity thereof, by acceleration, or otherwise), now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under any Loan Document.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent, after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application

10.10      Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.11      Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this

Agreement by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12      Integration.  The Loan Documents comprise the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter.  This Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties, and there are no unwritten oral agreements among the parties.  In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.  Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13      Survival of Representations and Warranties.  All representations and warranties made in the Loan Documents or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14      Severability.  Any provision of the Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15      USA Patriot Act Notice.  Administrative Agent and each Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Administrative Agent and each Lender to identify Borrower in accordance with the Patriot Act.

10.16      No Foreign Control.  ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT ADMINISTRATIVE AGENT, LENDERS AND L/C ISSUER SHALL HAVE NO RIGHTS UNDER ANY LOAN DOCUMENT THAT WOULD, ALONE OR IN CONJUNCTION WITH OTHER SUCH RIGHTS, CONSTITUTE “OWNERSHIP” OR “CONTROL” OF BORROWER BY A

PERSON THAT IS NOT “A CITIZEN OF THE UNITED STATES” WITHIN THE MEANING OF THE U.S. TRANSPORTATION CODE, AS AMENDED FROM TIME TO TIME, AS RECODIFIED AT 49 U.S.C. § 40101 ET SEQ., PROVIDED THAT THE FOREGOING SHALL NOT LIMIT THE RIGHTS OF ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS TO THE FULL RIGHTS AND REMEDIES OF LENDERS AND SECURED PARTIES UNDER APPLICABLE LAW.

If any provision of any Loan Document shall cause it to be classified as providing for “control” of Borrower by a Person that is not a citizen of the United States within the meaning of the U.S. Transportation Code, as amended from time to time, recodified at 49 U.S.C. § 40101, et seq., such provision, right or remedy shall be suspended and not enforced to the extent, but only to the extent, and only so long as, required to avoid such classification.  In the event a written modification to any Loan Document is required to avoid “ownership” or “control” of Borrower by a Person that is not such a citizen of the United States, by the U.S. Department of Transportation, the parties hereto shall in good faith seek to mutually agree upon such written amendment hereto or thereto, at Borrower’s expense.

10.17      Governing Law.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)           ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF OREGON SITTING IN PORTLAND, MULTNOMAH COUNTY, OREGON OR OF THE UNITED STATES FOR THE DISTRICT OF OREGON, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.18      Waiver of Right to Trial by Jury.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM,

DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.19      Forced Place Insurance.

WARNING

Unless Borrower provides Administrative Agent with evidence of the insurance coverage as required by this Agreement, Administrative Agent may purchase insurance at Borrower’s expense to protect Administrative Agent’s interest.  This insurance may, but need not, also protect Borrower’s interest.  If the collateral becomes damaged, the coverage Administrative Agent purchases may not pay any claim Borrower makes or any claim made against Borrower.  Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

Borrower is responsible for the cost of any insurance purchased by Administrative Agent.  The cost of this insurance may be added to Borrower’s contract or loan balance.  If the cost is added to Borrower’s contract or loan balance, the interest rate on the underlying contract or loan will apply to this added amount.  The effective date of coverage may be the date Borrower’s prior coverage lapsed or the date Borrower failed to provide proof of coverage.

The coverage Administrative Agent purchases may be considerably more expensive than insurance Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

10.20      Time of the Essence.  Time is of the essence of the Loan Documents.

10.21      Oregon Statutory Notice.  UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR

PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

[Signature page follows]

IN WITNESS WHEREOF, this Credit Agreement has been duly executed as of the date first written above.

BORROWER:	ERICKSON AIR-CRANE INCORPORATED

	By:	Charles Ryan
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT, SWING LINE LENDER and LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	James Bednark
	Title:	Senior Vice President

LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	Ronald Middleton
	Title:	Vice President

LENDER:	BANK OF THE WEST

	By:	Sean Edwards
	Title:	Vice President

Signature Page to Credit Agreement

LENDER:	BANK OF AMERICA, N.A.

	By:	illegible
Title:

LENDER:	UNION BANK, N.A.

	By:	illegible
Title:

Signature Page to Credit Agreement

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

A.            Revolving Commitments

Lender	Commitment	Pro Rata Shares

Wells Fargo Bank, National Association	$40,754,716.98	60.377358490566%

KeyBank National Association	$8,915,094.34	13.207547169811%

Bank of the West	$8,915,094.34	13.207547169811%

Bank of America, N.A.	$5,094,339.62	7.547169811321%

Union Bank, N.A.	$3,820,754.72	5.660377358491%

Total	$67,500,000	100.000000000000%

B.            Letter of Credit Facility

Lender	Commitment	Pro Rata Shares

Wells Fargo Bank, National Association	$30,000,000	100%

C.            Term Loan

Lender	Commitment	Pro Rata Shares

Wells Fargo Bank, National Association	$39,245,283.02	60.377358490566%

KeyBank National Association	$8,584,905.66	13.207547169811%

Bank of the West	$8,584,905.66	13.207547169811%

Bank of America, N.A.	$4,905,660.38	7.547169811321%

Union Bank, N.A.	$3,679,245.28	5.660377358491%

Total	$65,000,000	100.000000000000%

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SCHEDULE 2.03

EXISTING L/Cs

Description	LC#	USD Amount	Euro Amount

Korea 2009Spares Performance Bond	S3204894	$88,826.97

Korea 2009 Spares Performance Bond	S320632	$24,448.72

Korea 2010 Spares Performance Bond	S320996	$17,847.00

Greece — Advance Payment Bond	S321038		€4,800,000

Greece — Performance Bond	S321028		€960,000

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SCHEDULE 5.06

LITIGATION

We are currently a party to the following significant legal proceedings:

IRS Claim.    The Internal Revenue Service (IRS) issued a Notice of Proposed Adjustment on June 3, 2009 proposing to reallocate foreign tax credits amounting to $9.8 million taken in 2005 and 2006 to earlier tax years. We are protesting the proposed adjustment and on January 15, 2010, requested that the matter be submitted to IRS Appeals. The case is currently in the IRS appeals process, and a conference to review the matter is expected in late 2010. We have established a reserve for the full amount of our potential liability.

Evergreen Claim.    Evergreen Helicopters, Inc. (Evergreen) filed a complaint against us in the U.S. District Court for the District of Oregon on June 29, 2009 alleging claims under the Sherman Antitrust Act and the Clayton Act and for breach of contract. The complaint alleges that the plaintiff is the owner of one “S-64E Skycrane” [sic] helicopter acquired in 1973 and two CH-54A Skycrane helicopters acquired respectively in 2004 and 2006, and that the plaintiff is a third-party beneficiary under a 1992 contract between us and Sikorsky Aircraft Corporation that obligated us to support Skycranes. The plaintiff alleges that we breached our obligations to third-party beneficiaries by restricting the supply of parts and not supplying parts for its S-64E in a timely manner, particularly in the four-year period prior to the filing of the complaint, and by restricting the supply of parts and not supplying parts for CH-54As. The plaintiff also alleges that we have monopoly power in the alleged heavy-lift helicopter service and parts markets, or that we are attempting to obtain such monopoly power, and that Evergreen’s business has been injured by our actions. The complaint seeks damages in an unspecified sum, treble damages under the antitrust laws, and costs, disbursements, and attorneys’ fees. The case is currently in the discovery phase. In a lawsuit brought against us in 2007, which was subsequently settled, the court determined in a non-final order that we had an affirmative obligation under the 1992 Sikorsky contract to support CH-54 operators. We intend to continue to vigorously defend ourselves against these claims, but we cannot predict whether we will be successful if the case proceeds to trial.

Rome Accident.    In July 2005, one of our U.S. employees was killed when an Aircrane being delivered to our Italian customer crashed. The commander of the flight, who also is one of our employees, is subject to criminal prosecution under Italian law. The preliminary investigation closed in March 2008, and the commander was indicted. The matter is pending in the Tribunale Civile e Penale di Civitaveccia Ufficio GIP/GUP. The family members of the deceased filed in the criminal court as damaged civil parties for damages in an aggregate amount of €1.2 million ($1.6 million). We accepted the plaintiffs’ most recent settlement offer of €0.4 million ($533,000) on April 13, 2010 and that acceptance was acknowledged by the plaintiffs on April 19, 2010. We are in the process of negotiating the related release and settlement agreement. Of the €0.4 million ($533,000) settlement amount, our insurer has agreed to pay €0.2 million ($266,500). We have reserved for the remaining €0.2 million ($266,500) at December 31, 2009.

Tomato Crop Claim.    In November 2008, Società Agricola C.S.A. Srl filed a claim in the Corte d’Apello in Lecce, Italy alleging €2,888,250 in damages to a tomato crop and farm facilities when an Aircrane engaged in firefighting in Italy drew water from a farmer’s reservoir. The action is in an early stage and our insurers are defending under reservation of rights. We are not able to determine

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the likelihood of any outcome in this matter, nor are we able to estimate the amount or range of loss or the impact on our financial condition in the event of an unfavorable outcome.

U.S. Forest Service Claim.    In early June 2008, we were awarded four contracts with the United States Forest Service (USFS). In late June 2008, the USFS issued a stop work order on three of the four contracts. In October, 2008 we filed a request for equitable adjustment on the stop work order with the USFS Contracting Officer. After being denied on our request for equitable adjustment, in July 2009, we filed a claim with the Civilian Board of Contract Appeals for approximately $3.0 million, which represented our estimate of additional costs incurred by us under these contracts, which we were not able to mitigate, as a result of the stop work order. We believe that these additional costs are compensable under USFS rules. An independent expert has determined the amount of these additional costs at $2.8 million. We and the USFS have each filed motions for summary judgment with the Civilian Board of Contract Appeals. We are awaiting a decision on the motions for summary judgment. We recorded approximately $3.0 million as a receivable in 2008, and reduced this amount to approximately $2.8 million in 2009 to reflect the revised estimate of additional costs.

Escrow Claim.    Our company was acquired in a merger transaction on September 27, 2007, in which the buyers acquired 100% of our outstanding common stock. In connection with that transaction, the seller established a $9 million escrow to guarantee certain of seller’s obligations, including seller’s indemnity obligations under the purchase agreement. The seller is obligated under the purchase agreement to indemnify us for 50% of any claims by the IRS in connection with foreign tax credits, with such foreign tax credit indemnification obligation capped at $6 million (see —IRS Claim). On August 12, 2008, we issued a demand notice against the escrow. On February 3, 2009, we filed a complaint against the seller in the Supreme Court of the State of New York alleging breach of contract, breach of warranty, and negligent misrepresentation. On April 7, 2009, the seller filed a motion to dismiss, which was subsequently granted by the court on December 22, 2009. On February 12, we filed a notice of appeal, which we amended on May 6, 2010.

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SCHEDULE 5.09

ENVIRONMENTAL MATTERS

Borrower is continuing to participate in remediating environmental damage resulting from the identification of hazardous substances at its Central Point, Oregon facility. Under the Asset Purchase Agreement with Erickson Group, Ltd. (“Erickson Group”), a previous owner of Borrower, Erickson Group will bear the financial responsibility for the payment of the first $1.5 million of the cleanup costs. Erickson Group and the Borrower shall each bear one-half of the financial responsibility for the payment of the next $1.0 million of cleanup costs, and any aggregate costs in excess of $2.5 million will be the sole responsibility of Erickson Group. Erickson Group is responsible for directing and controlling the remediation efforts. Since 2000, the Borrower has paid $0.4 million to Erickson Group for a portion of its exposure on the $0.5 million layer of financial responsibility and has recorded a liability for the remaining $0.1 million exposure on its remaining share. In August 2006, Erickson Group received an insurance settlement of $0.3 million related to the environmental damage and will suspend further requests of co-funding until such amount is depleted from its environmental fund.

Erickson Air-Crane has no active involvement in the Central Point remediation process other than to allow access to Anchor Environmental, Borrower hired by Erickson Group, to conduct monitoring activities.  Anchor Environmental continues to collect samples from all of the test wells on and off site.  One new test well was drilled near the helipad in the last year.  The Borrower has received indications in the past that the levels of contamination are continuing to drop.  No other activity is occurring with regard to the remediation process.  The remediation itself consists of a passive underground “wall” made of iron filings through which the contaminated water runs.  The wall filters out the contamination via a reaction with the components of the wall.

Borrower is not involved in any other environmental remediation projects at this time.

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SCHEDULE 5.10

PROPERTY INSURANCE

[SEE ATTACHED INSURANCE CERTIFICATES]

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SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

(a)           Subsidiaries

1)	Name	Dutch Air-Crane B.V.

	Jurisdiction of Incorporation	Netherlands

	Number of Authorized Shares for each Class of Capital Stock	2,000 shares (par value of 100 Gilders each)

	Number of Issued and Outstanding Shares of each Class of Capital Stock	400 shares

	Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated (sole shareholder) — 400 shares

	Number of Shares Held in Treasury	None

2)	Name	Erickson Air-Crane (Malaysia) Sdn. Bhd.

	Jurisdiction of Incorporation	Malaysia

	Number of Authorized Shares for each Class of Capital Stock	250,000 shares

	Number of Issued and Outstanding Shares of each Class of Capital Stock	250,000 shares

	Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated — 245,000 shares Eniyantti T. Eddie — 5,000 shares

	Number of Shares Held in Treasury	None

3)	Name	CAC Development Canada, Inc. (Canada)

	Jurisdiction of Incorporation	Canada (Canada Business Corporations Act)

	Number of Authorized Shares for each Class of Capital Stock	Unlimited

	Number of Issued and Outstanding Shares of each Class of Capital Stock	100 Common Shares

	Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated (sole shareholder) — 100 Common Shares

	Number of Shares Held in Treasury	None

1

4)	Name	Canadian Air-Crane Ltd.

	Jurisdiction of Incorporation	Canada (Canada Business Corporations Act)

	Number of Authorized Shares for each Class of Capital Stock	100 Class A Voting Common Shares 5,000 Class B Non-voting Common Shares 5,000,000 Non-voting Redeemable Preference Shares *All with no par value

	Number of Issued and Outstanding Shares of each Class of Capital Stock	25 Class A Voting Common Shares 2,548 Class B Non-voting Common Shares 212,500 Non-voting Redeemable Preference Shares

Names of the Holder and Number of Shares Held

RFT Industries Ltd. — 19 Class A Voting Common Shares

CAC Development Canada, Inc. — 6 Class A Voting Common Shares, 2,548 Class B Non-voting Common Shares and 212,500 Non-voting Redeemable Preference Shares

	Number of Shares Held in Treasury	None

5)	Name	European Air-Crane SpA

	Jurisdiction of Incorporation	Italy

	Number of Authorized Shares for each Class of Capital Stock	1,000,000 Common Shares (nominal value of Euro 1.00)

	Number of Issued and Outstanding Shares of each Class of Capital Stock	1,000,000 Common Shares

	Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated — 490,000 Common Shares F.C.N. S.a.R. — 20,000 Common Shares Inaer Helicopter Italia S.p.A. — 490,000 Common Shares

	Number of Shares Held in Treasury	None

2

(b)           Equity Interests

1)	Name	Layang-Layang Services Sdn. Bdh.

	Jurisdiction of Incorporation	Malaysia

	Number of Authorized Shares for each Class of Capital Stock	500,000 shares

	Number of Issued and Outstanding Shares of each Class of Capital Stock	200,000 shares

	Names of the Holder and Number of Shares Held	Erickson Air-Crane (Malaysia) Sdn. Bhd. — 98,000 shares (49%) Datuk Michael Hardin — 80,000 shares (40%) Yong Kiam Miaw — 22,000 shares (11%)

	Number of Shares Held in Treasury	None

2)	Name	Society Italiana di Manutenzioni Aeronautiche SpA (SIMA)

	Jurisdiction of Incorporation	Italy

	Number of Authorized Shares for each Class of Capital Stock	300,000 Common Shares (nominal value of Eruo 1.00)

	Number of Issued and Outstanding Shares of each Class of Capital Stock	300,000 Common Shares

	Names of the Holder and Number of Shares Held	European Air-Crane S.p.A — 180,000 Common Shares (60%) Gestioni Industriali e Servizi Aziendali SpA — 120,000 Common Shares (40%)

	Number of Shares Held in Treasury	None

(A)          Amounts reflect the purchase of SIMA’s equity interests from Elilario in February 2007.

3

SCHEDULE 5.15

INTELLECTUAL PROPERTY

Domain Names

1.              Erickson Air-Crane Incorporated owns the Following domain names:

(a)                                      EACCP.COM

(b)                                      EACCP.NET

(c)                                       EACCP.US

(d)                                      ERICKSONAIRCRANE.COM

(e)                                       EACAERO.COM

(f)                                        EACAERO.NET

(g)                                       ERICKSONAERO.COM

(h)                                      ERICKSONAERO.NET

2.              Canadian Air-Crane Ltd. owns the following domain name, which was registered pursuant to an agreement with Network Solutions, LLC: AIR-CRANE.COM.

3.              European Air-Crane SpA owns the following domain name: EUROPEAN-AIRCRANE.COM.

4.              Erickson Air-Crane (Malaysia) Sdn. Bhd. owns EACMALAYSIA.COM.

Type Certificate

Number H6EA issued by the U.S. Department of Transportation - Federal Aviation Administration to Erickson Air-Crane Incorporated certifying that the helicopter models S-64E and S-64F meet the air-worthiness requirements dated 8/21/69. Remains in effect until surrendered, suspended, revoked or a termination date is otherwise established by the administrator of the FAA

Production Certificate

Issued by the US. Department of Transportation - Federal Aviation Administration to Erickson Air-Crane Incorporated authorizing the production of reasonable duplicates of Aircraft which are manufactured in conformity with authenticated data for which Type Certificates specified in the pertinent and currently effective Production Limitation Record were issued. Certificate number 716NM. Issued 12/8/99 and amended 4/16/07 (indefinite validity).

Ticker Symbol

The Borrower has reserved the following Nasdaq Ticker Symbol: EAC

PATENTS

U.S.

Title/KH File	Patent No. Issue Date	Expires

AIRCRAFT FLUID DROP SYSTEM (ERI 301)	5,320,185 June 14, 1994	June 15, 2012

AIRCRAFT FLUID DROP SYSTEM (ERI 301A)	5,451,016 September 19, 1995	June 14,2011

FLUID LOADING SYSTEM (ERI 306)	6,644,595 November 11, 2003	March 9, 2021

FLUID LOADING SYSTEM (ERI 306B)	6,874,734 April 5, 2005	March 9, 2021

FOREIGN

Title/Country/KH File	Patent No. Issue Date	Expires

FLUID LOADING SYSTEM (Canada) (ERI 306A1)	2402907 November 10, 2009	March 9, 2021

FLUID LOADING SYSTEM (Europe) (validated in FR (France), GR (Greece), IT (Italy), ES (Spain), TR (Turkey), PT (Portugal), MC (Monaco)) (ERI 306A2)	EP 1419310 July 18, 2007	March 9, 2021

FLUID LOADING SYSTEM (China) (ERI 306A4)	ZL 01808735.3 July 16, 2008	March 9, 2021

FLUID LOADING SYSTEM (Republic of Korea) (ERI 306A5)	8890879 March 10, 2009	March 9, 2021

FLUID LOADING SYSTEM (Australia) (ERI 306A6)	2001281468 December 6, 2007	March 9, 2021

PATENT APPLICATIONS

FOREIGN

Title/KH File	Serial No. Filing Date	Status/Comments

FLUID LOADING SYSTEM (Japan) (ERI 306A3)	2001-567913 September 10, 2002	Awaiting further action

FLUID LOADING SYSTEM (Republic of Korea) (ERI 306A5DIV)	7029246/2008 November 28, 2009	Abandoned; claims covered in ERI 306A5

PATENT REEXAMINATION PROCEEDINGS

U.S.

Title/KH File	Patent No.	Status/Comments

FLUID LOADING SYSTEM (ERI 306RX/ERI306RX1)	6,644,595 (Reexamination Proceedings Requested by Erickson and Requested by Third Party)	Awaiting further action

TRADEMARK REGISTRATIONS

U.S.

Mark KH File	Registration No. Registration Date	Goods and/or Services	Status

AIR CRANE ERI 401	2,262,212 July 20, 1999	aerial timber logging services and aerial heavy-lift construction services, in International Class 37; and aerial firefighting services, in International Class 42	Renewal due July 20, 2019

AIR CRANE ERI 403	2,578,985 June 11,2002	aerial lift vehicles	Renewal due June 11,2012

TRADEMARK APPLICATIONS

U.S.

Mark KH File	Serial No. Filing Date	Goods and/or Services	Status

AIRS ERI 406A	85/059,986 June 10, 2010	Emergency incident response services, namely, rescue services in International Class 39	Awaiting action

AIR INCIDENT RESPONSE SYSTEMS ERI 407A	85/059,995 June 10, 2010	Emergency incident response services, namely, rescue services in International Class 39	Awaiting action

MISCELLANEOUS DESIGN (helicopter logo) ERI 408	77/476,001 May 15, 2008	Emergency medical response services in International Class 44	Notice of Appeal filed; Appeal brief due August 2, 2010

1

Mark KH File	Serial No. Filing Date	Goods and/or Services	Status

MISCELLANEOUS DESIGN (helicopter logo) ERI 408DIV (divisional application separating services from ERI408)	77/978,281 May 15, 2008	Timber logging in International Class 40 and Firefighting in International Class 45	Awaiting further action

2

SCHEDULE 5.17

MATERIAL FEDERAL CONTRACTS

1.              National Call When Needed Heavy (Type I) & Medium (Type II) Helicopter Services Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated April 4, 2008, as amended.

2.              National Exclusive Use Large Fire Support Helicopter Services Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated March 6, 2009, as amended.

3.              National Exclusive Use Large Fire Support Helicopter Services Agreement between the U.S. Forest and Erickson Air-Crane Incorporated, date June 6, 2008, as amended.

1

SCHEDULE 7.01

EXISTING LIENS

UCC Liens:  Delaware Secretary of State

Filing #	Form	Date	Secured Party	Collateral
82270351	UCC-1	07/02/2008	US Express Leasing, Inc.	Leased Equipment
82509923	UCC-1	07/22/2008	US Express Leasing, Inc.	Leased Equipment
82854881	UCC-1	08/21/2008	US Express Leasing, Inc.	Leased Equipment
82854923	UCC-1	08/21/2008	US Express Leasing, Inc.	Leased Equipment
82983136	UCC-1	09/03/2008	US Express Leasing, Inc.	Leased Equipment
83699251	UCC-1	11/04/2008	US Express Leasing, Inc.	Leased Equipment

1

SCHEDULE 7.06

EXISTING LEASES

1.              Lease Agreement between Borrower and SRI Eight Macadam LLC for approximately 7,300 sq. ft. of headquarters office space in Portland, Oregon, dated March 31, 2009.

2.              Non-Commercial Aviation Hangar Ground Lease Type B between Borrower and Jackson County Airport Authority, dated May 24, 2007.

3.              Lease Agreement for 6909 and 6999 Sixth Street, between Borrower and A&B Properties, Inc., dated July 15, 2002.

4.              Lease Agreement for a 12x56 mobile office trailer between Borrower and Design Space Modular Buildings (formerly Commercial Mobile Structures), dated June 9, 2000.

5.              The following foreign lease agreements:

a.              Lease Indenture between Jacqueline Cheong and Canadian Air-Crane LTD, dated August 29, 1994.

b.              Hanger Bay Rental Agreement between Erickson Air-Crane (Malaysia) Sdn. Bhd. and Malaysia Airports Sdn. Bhd., dated July 9, 2009.

c.               Tenancy Agreement for hanger at Miri Airport between Erickson Air-Crane (Malaysia) Sdn. Bhd. and Malaysia Airports Sdn. Bhd., dated August 15, 2006.

d.              Airport Land Rental Agreement between European Air-Crane S.p.a. and Aeroporto di Lucca, dated April 8, 2009.

e.               European Air-Crane S.p.a. Office Lease Agreement, dated March 21, 2005.

f.                Office Lease Agreement between European Air-Crane S.p.a. and Finim S.p.a. for warehouse space in Lucca, Italy, dated December 21, 2007.

g.               Office Space Agreement between European Air-Crane S.p.a. and Aeroporto Lucca Tassignano S.p.a., dated September 1, 2005.

1

SCHEDULE 10.02

ADDRESSES FOR NOTICES

ERICKSON AIR-CRANE INCORPORATED
5550 SW Macadam, Suite 200
Portland, OR 97239
Attn:	Chuck Ryan, Chief Financial Officer
	Telephone:	503-505-5815
	Facsimile:	503-473-8540
	Email:	cryan@ericksonaircrane.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Administration Agent’s Office
(Notices as Administrative Agent):			With a copy to:

Wells Fargo Bank, National Association			Wells Fargo Bank, National Association
1525 West W. T. Harris Blvd — 1B1			1300 SW Fifth Avenue, T-19
Charlotte, NC 28262			Portland, OR 97201
Mail Code: MAC-D1109-019			Mail Code: MAC P6101-133
Attn:	Elisha Sabido		Attn:	James R. Bednark
	Telephone:	704-590-4937		Telephone:	503-886-2280
	Facsimile:	704-715-0017		Facsimile:	503-886-3210
	Email:	ASRETeamB@Wachovia.com		Email:	james.r.bednark@wellsfargo.com

Lender; Swing Line Lender; L/C Issuer
(Requests for Extensions of Credit):			With a copy to:

Wells Fargo Bank, National Association			Wells Fargo Bank, National Association
1525 West W. T. Harris Blvd — 1B1			1300 SW Fifth Avenue, T-19
Charlotte, NC 28262			Portland, OR 97201
Mail Code: MAC-D1109-019			Mail Code: MAC P6101-133
Attn:	Elisha Sabido		Attn:	James R. Bednark
	Telephone:	704-590-4937		Telephone:	503-886-2280
	Facsimile:	704-715-0017		Facsimile:	503-886-3210
	Email:	ASRETeamB@Wachovia.com		Email:	james.r.bednark@wellsfargo.com

1

EXHIBIT A

FORM OF COMMITTED LOAN NOTES

1

Revolving Loans Promissory Note

$	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                                      (“Lender”) on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the principal sum of                                Dollars ($                          ), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in

2

the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

3

Term Loan Promissory Note

$	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                                      (“Lender”) the principal sum of                                Dollars ($                          ) in principal installments of $                               each on the first Business Day of each March, June, September and December beginning September 1, 2010 and the outstanding principal balance, together with all accrued and unpaid interest and related fees, on the Maturity Date.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the

4

the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

5

EXHIBIT B

FORM OF COMMITTED LOAN NOTICE

Date:                              ,

To:          Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐ A Borrowing of Revolving Loans

☐ A conversion or continuation of Loans

1.             On                                                    (a Business Day).

2.             In the amount of                                     .

3.             Comprised of                                     .
[Type of Committed Loan requested]

4.             For LIBOR Rate Loans:  with an Interest Period of                      months.

The Borrower hereby certifies that the following statements are and will be true and correct on the date of the Borrowings requested above, both before and after giving effect to the Borrowings requested above:

(a)           the representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct on and as of the date of the Borrowings requested above, except to the extent that such representations and warranties specifically refer to any earlier date and except that this request shall be deemed instead to refer to the last day of the most recent year or quarter, as the case may be, for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05(a) or 5.05(b) of the Agreement; and

1

(b)           no Default or Event of Default shall exist, or would result from the Borrowings requested hereby.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date                                  ,

To:          Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                  of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1.             Accompanying this Certificate are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1.             Accompanying this Certificate are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.             The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.             A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during

1

such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one.]

[to the best knowledge of the undersigned after due inquiry, no Default or Event of Default exists as of the date hereof.]

—or

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default, its nature and status and the action that the Borrower proposes to take with respect thereto:]

4.             The representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date except that this Certificate shall be deemed instead to refer to the last day of the most recent year or quarter, as the case may be, for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05(a) or 5.05(b) of the Agreement.

5.             The calculation attached hereto demonstrating Borrower’s compliance with the covenant set forth in Sections 7.13 and 7.14 of the Agreement are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date below.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Dated:                                              ,

2

Financial Covenant Calculations:

I.             Section 7.13(a) — Minimum Tangible Net Worth

A.            Actual Tangible Net Worth  (a + b + c +d – e)

a.             Borrower’s shareholders’ equity

b.             the outstanding principal and accrued but unpaid interest on Subordinated Debt

c.             to the extent not included in Borrower’s shareholders’ equity, the par value, additional paid-in capital, and accumulated but unpaid dividends with respect to the Series A Redeemable Preferred Stock

d.             90% of net proceeds from Borrower’s issuance of Equity Interests after April 30, 2010 (other than proceeds used substantially contemporaneously with receipt to retire or redeem Subordinated Debt and/or Series A Redeemable Preferred Stock)

e.             consolidated intangible assets

B.            Compliance with Covenant.  Actual Tangible Net Worth as of the end of the fiscal quarter was $                        , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the Target Amount set forth in the table below as of the end of such fiscal quarter:

Quarter Ending	Target Amount

June 30, 2010	$44,500,000

September 30, 2010 through March 31, 2011	$58,000,000

June 30, 2011	$60,000,000

September 30, 2011 through June 30, 2012	$75,000,000

September 30, 2012 and thereafter	$100,000,000

II.            Section 7.13(b) — Minimum Fixed Charge Coverage Ratio

A.            Adjusted EBITDA as of the end of a fiscal quarter  (a + b)

a.             EBITDA as of the end of a fiscal quarter  (i + ii - iii)

3

i.              Borrower’s consolidated net income after taxes for the twelve months ending with such quarter

ii.             the sum of the amounts for such twelve month period included in determining such net income of (A) interest expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) unusual non-cash charges, extraordinary non-cash losses and other non-recurring non-cash charges, (F) any non-cash charges arising from awards to employees relating to Equity Interests, (G) any non-cash charges relating to financings and (H) any non-cash currency translation adjustments that serve to reduce net income

iii.            the sum of the amounts for such twelve month period included in determining such net income of (A) gains on sales of assets (excluding sales of inventory in the ordinary course of business), (B) unusual non-cash gains, extraordinary non-cash gains and other non-recurring non-cash gains and (C) any non-cash currency translation adjustments that serve to increase net income

b.             Adjustments each of the following to extent paid during 12 month period for which EBITDA was calculated (i + ii + iii + iv))

i.              management fees paid to Stonehouse Capital Partners in 2009 and the first fiscal quarter of 2010

ii.             2010 IPO related non-capitalized expenses up to a maximum of $2,000,000

iii.            2010 and 2011 legal expenses (including, without limitation, settlement costs) incurred directly in connection with the Evergreen Aviation litigation, the litigation with Borrower’s prior owners, the litigation in Italy relating to the 2005 helicopter crash and the appeal of the IRS audit relating to Borrower’s 2005 and 2006 tax years, up to an aggregate maximum of $2,000,000 for any twelve month period

iv.            any cash expense resulting from the prepayment of Existing Indebtedness in connection with the credit extended hereunder, up to an aggregate maximum of $500,000

B.            Other Deductions each of the following to extent paid during 12 month period for which EBITDA was calculated (a + b + c)

a.             income taxes paid in cash

b.             up to $5,000,000 of Capital Expenditures

c.             dividends and other distributions in respect of Equity Interests paid in cash

C.            Fixed Charges as of the end of a fiscal quarter (a + b + c)

a.             then current portion of long term debt

b.             then current portion of payments in respect of capital leases

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c.             cash interest expense for the twelve months ending with such fiscal quarter

D.            Fixed Charge Coverage Ratio   (A - B) ÷ C

E.            Compliance with Covenant.  Fixed Charge Coverage Ratio as of the end of the fiscal quarter was       :      , which ☐ satisfies ☐ does not satisfy the requirement that such ratio not be less than 1.75:1.00

III.          Section 7.13(c) — Maximum Leverage Ratio

A.            Funded Indebtedness as of the end of a fiscal quarter  (a + b + c + d + e + f +g)

a.             obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments

b.             purchase money Indebtedness

c.             direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments

d.             obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business that have not been outstanding for more than 120 days)

e.             obligations with respect to Attributable Indebtedness

f.             guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person

g.             all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person provided, however, “Funded Indebtedness” shall not include the Subordinated Debt

B.            Adjusted EBITDA (II A above)

C.            Leverage Ratio A ÷ B

D.            Compliance with Covenant.  Leverage Ratio as of the end of the fiscal quarter was       :      , which ☐satisfies ☐ does not satisfy the requirement that such ratio not be greater than the Target Ratio set forth in the table below as of the end of such fiscal quarter:

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Quarter Ending	Target Ratio

June 30, 2010	4.25:1.00

September 30, 2010	4.00:1.00

December 31, 2010 through September 30, 2011	3.75:1.00

December 31, 2011 and thereafter	3.50:1.00

IV.          Section 7.14 — Maximum Capital Expenditures

A.            Capital Expenditures fiscal year to date as of the end of a fiscal quarter

B.            Carry Over Immediately Prior Year amount, if any, by which Capital Expenditures for immediately prior fiscal year were less than Annual Capex Limit

C.            Tested Amount (A – B)

D.            Compliance with Covenant.  Tested Amount was $                  , which ☐satisfies ☐ does not satisfy the requirement that such amount not be greater than the Annual Capex Limit set forth in the table below for such fiscal year:

Year	Annual Capex Limit

2010	$10,000,000

2011	$18,000,000

2012	$14,000,000

2013	$22,000,000

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EXHIBIT D

FORM OF GUARANTY AGREEMENT

CONTINUING GUARANTY

THIS CONTINUING GUARANTY (“Guaranty”) is entered into as of                 , by                                                                           (“Guarantor”), in favor of Administrative Agent and the Lenders.

RECITALS

A.            Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of June 24, 2010 with the Administrative Agent and the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.            Borrower, directly or indirectly, owns all or substantially all of Guarantor’s Equity Interests.

C.            Guarantor, as a subsidiary of Borrower, may desire to receive the benefit of working capital advances, sales support and other services customarily provided to a subsidiary by its parent corporation (such advances and services hereinafter referred to as “Parent Support Funding and Services”).  Pursuant to the terms of the Credit Agreement, Borrower is prohibited from providing Parent Support and Funding Services to Guarantor until Guarantor first executes and delivers this Guaranty to Administrative Agent.

NOW, THEREFORE, Guarantor hereby agrees as follows:

1.             Definitions; Interpretation.  All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.03 through 1.06 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.

2.             Guaranty.  Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether now existing or hereafter arising.  Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, Guarantor’s obligations under this Guaranty shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any applicable Debtor Relief Law.

3.             Obligations Unconditional.  This Guaranty is an absolute guaranty of payment and not a guaranty of collection.  Guarantor’s obligations are absolute and

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unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the Guarantor’s obligations shall be absolute and unconditional under all circumstances.  Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair Guarantor’s liability hereunder, which shall remain absolute and unconditional as described above:

(a)           at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)           any act mentioned in any provision of any Loan Document or other document relating to the Obligations shall be done or omitted;

(c)           the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)           any Lien granted to, or in favor of, the Administrative Agent, Lenders or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)           any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor).

4.             Exhaustion of Other Remedies Not Required.  The obligations of Guarantor hereunder are those of a primary obligor, and not merely as surety, and are independent of the Obligations.  Guarantor waives diligence by Administrative Agent or any Lender and action on delinquency in respect of the Obligations or any part thereof, including any provisions of Law requiring Administrative Agent or any Lender to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other Person or property before enforcing this Guaranty against Guarantor.

5.             Solvency.  Guarantor represents and warrants that it is Solvent on the date hereof.  As used in this Guaranty, “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the

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present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

6.             No Setoff or Deductions.  All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including for all present and future taxes

7.             Representations and Warranties.  Guarantor makes the following representations and warranties to the Administrative Agent and the Lenders:

(a)           It is an entity duly formed and validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority or to hold such Permits and other approvals could not reasonably be expected to have a Material Adverse Effect.

(b)           Its execution, delivery and performance of this Guaranty are within its powers, have been duly authorized by all necessary entity action, and do not (a) contravene its Organization Documents; (b) contravene any contractual restriction or Law binding on or affecting it, except where such contravention could not reasonably be expected to have a Material Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on its property, except Liens for the benefit of the Administrative Agent and the Lenders.

(c)           No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by it of this Guaranty;

(d)           This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms.

(e)           By virtue of Guarantor’s relationship with Borrower, the execution, delivery and performance of this Guaranty is reasonably expected to be for

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Guarantor’s direct and indirect benefit and Guarantor has received adequate consideration for this Guaranty.

(f)            There is no pending or, to the knowledge of Guarantor, threatened litigation, action, proceeding, or labor controversy affecting Guarantor, or any of its properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

8.             Waiver of Notices.  Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Obligations or any part thereof.  Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

9.             Subrogation.  Guarantor shall not exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent indemnification obligations) and the Commitments have been terminated.  If any amount is paid to Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of Administrative Agent and the Lenders and shall forthwith be paid to Administrative Agent for application against the Obligations, whether matured or unmatured.

10.          Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower, any guarantor (including Guarantor) or any other Person, or otherwise, as if such payment had not been made and whether or not Administrative Agent or any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

11.          Subordination.  Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising, including any obligation of Borrower to Guarantor as subrogee of any Lender or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of the Obligations (other than contingent indemnification obligations).  If Administrative Agent so requests at any time after the occurrence and during the continuation of an Event of Default, any such obligation or indebtedness of Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for the Lenders and the proceeds thereof shall be paid over to Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

12.          Information.  Guarantor shall promptly furnish to Administrative Agent all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing.

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13.          Stay of Acceleration.  If acceleration of the time for payment of any of the Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

14.          Expenses.  Guarantor shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Agent and/or any Lender in connection with (a) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Agent’s and/or any Lender’s rights under this Guaranty and/or the collection of any amounts that become due hereunder and (b) the prosecution or defense of any action in any way related to this Guaranty, including any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower or Guarantor.  The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

15.          Counterparts.  This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.          Integration.  This Guaranty, together with the other Loan Documents to which Guarantor is a party, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.  Guarantor acknowledges that this Guaranty and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.  There are no unwritten oral agreements between Guarantor, on the one hand, and Administrative Agent or any Lender, on the other.

17.          Amendments.  No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by party against whom enforcement is sought.  Without limiting the generality of the foregoing, the making of a Loan or issuance of any other credit under the Credit Agreement shall not be construed as a waiver of any Default.

18.          Notices.  All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission).  All such written notices shall be mailed, faxed or delivered, to the following applicable address or facsimile number:

Administrative Agent
or any Lender:	to Administrative Agent at the address set forth
in Schedule 1 to the Credit Agreement

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Guarantor:	[NAME OF GUARANTOR]
[ADDRESS]
[ADDRESS]
[CITY, STATE ZIP CODE]
Attention: Chief Financial Officer
Fax: ( ) -
Email: @

or, with respect to Guarantor, to such other address or fax number as Guarantor may designate for itself by notice to the Administrative Agent.  Each such notice or other communication demand shall be deemed given or made pursuant to the terms of the Credit Agreement.

19.          No Waiver; Enforceability.  No failure by Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

20.          Assignment.  This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void) and (b) inure to the benefit of Administrative Agent and each Lender and their respective successors and assigns.  Administrative Agent and each Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Obligations and this Guaranty in the manner provided in the Credit Agreement.  Administrative Agent and each Lender may disclose to any prospective purchaser and any purchaser of all or part of the Obligations any and all information in Administrative Agent’s or such Lender’s possession concerning Guarantor, this Guaranty and any security for this Guaranty.

21.          Condition of Borrower.  Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition, business and operations as Guarantor requires, and that Administrative Agent and Lenders have no duty, and Guarantor is not relying on Administrative Agent or Lenders at any time, to disclose to Guarantor any information relating to Borrower’s business, operations or financial condition.

22.          Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflict of laws provisions thereof, and any applicable laws of the United States.

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23.          Submission to Jurisdiction.  GUARANTOR (AND BY EXECUTION OF THE ACKNOWLEDGEMENT HERETO, ADMINISTRATIVE AGENT) HEREBY:  (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED TO PRECLUDE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT OR LENDER.

24.          Waiver of Jury Trial.  GUARANTOR (AND BY EXECUTION OF THE ACKNOWLEDGEMENT HERETO, ADMINISTRATIVE AGENT), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND/OR ANY LOAN DOCUMENT.  A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

25.          USA PATRIOT Act Notice.  Administrative Agent hereby notifies Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the Patriot Act), it is required to obtain, verify and record information that identifies Guarantor, which information includes Guarantor’s name and address and other information that will allow Administrative Agent to identify Guarantor in accordance with the Patriot Act.  Guarantor shall, promptly following a request by Administrative Agent, provide all documentation and other information that Administrative

7

Agent requests in order to comply with its ongoing obligations under applicable know your customer and anti-money laundering rules and regulations, including the Patriot Act.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.

By:

Title:

ACKNOWLEDGEMENT BY ADMINISTRATIVE AGENT

Administrative Agent hereby acknowledges receipt of the foregoing Guaranty and agrees to the provisions of Sections 23 and 24 thereof.

WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent

By:

Title:

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EXHIBIT E

FORM OF SWING LINE NOTE

Swing Line Loans Promissory Note

$10,000,000	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of Wells Fargo Bank, National Association (“Lender”) on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement.  Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement.  All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise).  No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay,

1

omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion.  Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents.  The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

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EXHIBIT F

ASSIGNMENT AND ASSUMPTION

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is entered into as of                         , between                                                                                     (“Assignor”) and                                                  (“Assignee”).

WHEREAS, Assignor is a Lender under that certain Credit Agreement among Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), Wells Fargo Bank, National Association (as Administrative Agent) and the lenders named therein dated as of                               , 2010, (as amended, modified or supplemented from time to time, the “Credit Agreement”).  Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

WHEREAS, it is the intention of Assignor and Assignee that (a) Assignor assign to Assignee [all] [a portion] of Assignor’s rights and obligations under the Credit Agreement, (b) Assignee assume all such assignment obligations of Assignor, and (c) Assignor be released from such assigned obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.             Assignment.  Effective on the Assignment Effective Date (as defined in Section 3 hereof), Assignor, without recourse and without representation or warranty (except as expressly provided in Section 6 hereof), hereby assigns to Assignee the Assigned Rights and Obligations (as defined below).

[The “Assigned Rights and Obligations” means all of Assignor’s rights and obligations under the Credit Agreement on the Assignment Effective Date.]

[The “Assigned Rights and Obligations” means:  [a $                     portion] [                  %] of Assignor’s share of the Loans and Total Commitments on the Assignment Effective Date; and all of Assignor’s other rights and obligations under the Credit Agreement that are attributable to such share.]

2.             Assumption.  Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor all of, the Assigned Rights and Obligations.

3.             Effectiveness.  This Agreement shall become effective on such date as shall be selected by Assignor (the “Assignment Effective Date”), which date shall be on or as soon as

1

practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower.  Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

4.             Payments on Assignment Effective Date.  In consideration of the assignment by Assignor to, and the assumption by Assignee of, the Assigned Rights and Obligations, on the Assignment Effective Date:  (a) Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date; (b) each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them; and (c) Assignee shall pay to Administrative Agent an assignment processing and recordation fee of $                  .

5.             Allocation and Payment of Interest and Fees.

(a)           Administrative Agent shall pay to Assignee all interest, commitment fees and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”) which accrue on and after the Assignment Effective Date.  If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b)           Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date.  If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay them to Assignor.

6.             Representations and Warranties.

(a)           Each of Assignor and Assignee represents and warrants to the other party as follows:

(i)         it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii)          the making and performance of this Agreement and all documents required to be executed and delivered by it pursuant hereto do not and will not violate any law or regulation applicable to it;

(iii)          this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, it, enforceable in accordance with its terms; and

(iv)          all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

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(b)           Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of all liens or other encumbrances.

(c)           Assignee represents and warrants to Assignor as follows:

(i)         Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower in connection with Assignee’s assumption of the Assigned Rights and Obligations; and

(ii)          Assignee has received a copy of the Loan Documents and such other documents, financial statements and information as Assignee deems appropriate to make its own credit analysis and decision to enter into this Agreement.

7.             No Assignor Responsibility.  Assignor makes no representation or warranty and assumes no responsibility to Assignee for:

(a)           the execution by any party other than Assignor, or the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents;

(b)           any representations, warranties, recitals or statements made in the Loan Documents or in any financial statement or other statement, instrument, report, certificate or any other document made or furnished or made available by or on behalf of Borrower to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(c)           the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or the existence or possible existence of any default or event of default under the Loan Documents; or

(d)           the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of Borrower.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of Borrower in connection with the assignment of the Assigned Rights and Obligations hereunder, or to provide Assignee with any credit or other information with respect thereto, whether coming into Assignor’s possession before the date hereof or at any time or times thereafter.

8.             Assignee Bound By Credit Agreement.  Effective on the Assignment Effective Date, Assignee:  (a) shall be deemed to be a party to and “Lender” under the Credit Agreement; (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender party thereto; and (c) agrees to perform in accordance with their respective terms all obligations which are required under the Loan Documents to be performed by it as a Lender.  Assignee appoints and authorizes Administrative Agent to take such actions as Administrative Agent on Assignee’s behalf and

3

to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

9.             Assignor Released From Credit Agreement.  Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date.

[10.       Foreign Withholding.

(a)           Assignee represents and warrants to Administrative Agent, Borrower and Assignor that, under applicable law and treaties, Assignee is entitled to receive all payments under the Loan Documents and this Agreement payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof.

(b)           On or before the Assignment Effective Date, Assignee shall deliver to each of Borrower and Administrative Agent two executed copies of valid and properly completed:  (i) United States Internal Revenue Service Form 1001 or 4224 certifying that Assignee is entitled to receive payments under the Credit Agreement and the Loan Documents payable to it, without deduction or withholding of any United States federal income taxes; or (ii) Internal Revenue Service Form W-8 or W-9 establishing an exemption from United States backup withholding tax.  If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor form) in order to maintain its effectiveness, Assignee shall execute and deliver to each of Borrower and Administrative Agent two executed copies of a valid, complete and correct replacement form.]

[11.]      General.

(a)           This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 4 hereof).

(b)           No term or provision of this Agreement may be amended, waived or terminated orally, but only by an instrument signed by the parties hereto.

(c)           This Agreement may be executed in one or more counterparts.  Each set of executed counterparts shall be an original.  Executed counterparts may be delivered by facsimile transmission.

(d)           Assignor may at any time and from time to time grant to others pursuant to the Loan Documents assignments of or participations in all or part of Assignor’s share of the Loans and Total Commitments, but not with respect to the Assigned Rights and Obligations.

4

(e)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other.  The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Documents.

(f)            All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in U.S. Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement.  The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

(g)           If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(h)           Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(i)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:

Name:

Title:

5

Assignor’s Notice Instructions:

Attn:
Ref:
Telephone: ( )
Facsimile: ( )

Assignor’s Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ASSIGNEE:

By:

Name:

Title:

Assignee’s Notice Instructions:

Attn:
Ref:
Telephone: ( )
Facsimile: ( )

6

Assignee’s Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ACKNOWLEDGED AND AGREED: ADMINISTRATIVE AGENT:

By:

Name:

Title:

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

7

EXHIBIT G

FORM OF MONTHLY ASSET COVERAGE AND AVAILABLE CREDIT CERTIFICATE

Month End Date:                                          , 201      [insert date of most recent month end]

To:          Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies that:

(a)           as of the date hereof that he/she is the                                  of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower,

(b)           as of the month end date set forth above the Asset Coverage Amount, computed in accordance with the Agreement, as set forth in detail on the attached exhibit, was $                                ,

(c)           each Aircraft included in the calculation of such Asset Coverage Amount was located as of the end of the month, and is currently located, in the United States, Canada, Australia, Malaysia or Greece or, in compliance with Sections 6.19 and 7.16 of the Credit Agreement, in                                 ,

(d)           as of the close of business on                                  [insert Business Day immediately preceding the date of this certificate] the Available Credit was $                                 determined as follows:

1

1.	Aggregate Revolving Commitments		$

2.	Outstanding Amount of:
	(a) Revolving Loans	$
	(b) Swing Loans	$
	(c) L/C Obligations	$
	(d) TOTAL		$

3.	Line 1 less Line 2(d)		$

4.	Asset Coverage Amount (from above)		$

5.	Outstanding Amount of:
	(a) All Loans	$
	(b) L/C Obligations	$
	(c) TOTAL		$

6.	Line 4 less Line 5(c)		$

7.	Available Credit (lesser of Line 3 or Line 6)		$

(e)           each calculation referenced above and set forth on the attached computation is true and accurate on and as of the relevant, specified date thereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date below.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Dated:                                              , 201

2

SCHEDULE 1.01

PRICING SCHEDULE

Pricing Level	Leverage Ratio	Applicable Margin for LIBOR Loans	Applicable Margin for Base Rate Loans	Letter of Credit Fee	Commitment Fee

1	Less than 2.00:1.00	200 bps	75 bps	200 bps	25 bps

2	Less than 2.50:1.00 but greater than or equal to 2.00:1.00	225 bps	100 bps	225 bps	37.5 bps

3	Less than 3.00:1.00 but greater than or equal to 2.50:1.00	250 bps	125 bps	250 bps	37.5 bps

4	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	275 bps	150 bps	275 bps	50 bps

5	Greater than or equal to 3.50:1.00	300 bps	175 bps	300 bps	50 bps

The applicable Leverage Ratio shall be the one set forth in the most recent Compliance Certificate delivered pursuant to Section 6.02(a). Any increase or decrease resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, unless waived by the Required Lenders, Pricing Tier 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day after the date on which such Compliance Certificate is delivered in accordance with Section 6.02(a), whereupon the applicable adjustment shall be made based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The foregoing notwithstanding, the pricing in effect from the Closing Date through the applicable Business Day immediately following delivery of a Compliance Certificate indicating a Leverage Ratio below 4.00:1.00 shall be Pricing Tier 5 adjusted as follows: (a) the Applicable Margin for LIBOR Loans and for Base Rate Loans and the Letter of Credit Fee shall each be increased by 25 bps and (b) the Commitment Fee shall remain unchanged.

1

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES

A.            Revolving Commitments

Lender	Commitment	Pro Rata Shares
Wells Fargo Bank, National Association	$40,754,716.98	60.377358490566%
KeyBank National Association	$8,915,094.34	13.207547169811%
Bank of the West	$8,915,094.34	13.207547169811%
Bank of America, N.A.	$5,094,339.62	7.547169811321%
Union Bank, N.A.	$3,820,754.72	5.660377358491%
Total	$67,500,000	100.000000000000%

B.            Letter of Credit Facility

Lender	Commitment	Pro Rata Shares
Wells Fargo Bank, National Association	$30,000,000	100%

C.            Term Loan

Lender	Commitment	Pro Rata Shares
Wells Fargo Bank, National Association	$39,245,283.02	60.377358490566%
KeyBank National Association	$8,584,905.66	13.207547169811%
Bank of the West	$8,584,905.66	13.207547169811%
Bank of America, N.A.	$4,905,660.38	7.547169811321%
Union Bank, N.A.	$3,679,245.28	5.660377358491%
Total	$65,000,000	100.000000000000%

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SCHEDULE 2.03

EXISTING L/Cs

Description	LC #	USD Amount	Euro Amount

Korea 2009Spares Performance Bond	S3204894	$88,826.97

Korea 2009 Spares Performance Bond	S320632	$24,448.72

Korea 2010 Spares Performance Bond	S320996	$17,847.00

Greece – Advance Payment Bond	S321038		€4,800,000

Greece – Performance Bond	S321028		€960,000

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SCHEDULE 5.06

LITIGATION

We are currently a party to the following significant legal proceedings:

IRS Claim. The Internal Revenue Service (IRS) issued a Notice of Proposed Adjustment on June 3, 2009 proposing to reallocate foreign tax credits amounting to $9.8 million taken in 2005 and 2006 to earlier tax years. We are protesting the proposed adjustment and on January 15, 2010, requested that the matter be submitted to IRS Appeals. The case is currently in the IRS appeals process, and a conference to review the matter is expected in late 2010. We have established a reserve for the full amount of our potential liability.

Evergreen Claim. Evergreen Helicopters, Inc. (Evergreen) filed a complaint against us in the U.S. District Court for the District of Oregon on June 29, 2009 alleging claims under the Sherman Antitrust Act and the Clayton Act and for breach of contract. The complaint alleges that the plaintiff is the owner of one “S-64E Skycrane” [sic] helicopter acquired in 1973 and two CH-54A Skycrane helicopters acquired respectively in 2004 and 2006, and that the plaintiff is a third-party beneficiary under a 1992 contract between us and Sikorsky Aircraft Corporation that obligated us to support Skycranes. The plaintiff alleges that we breached our obligations to third-party beneficiaries by restricting the supply of parts and not supplying parts for its S-64E in a timely manner, particularly in the four-year period prior to the filing of the complaint, and by restricting the supply of parts and not supplying parts for CH-54As. The plaintiff also alleges that we have monopoly power in the alleged heavy-lift helicopter service and parts markets, or that we are attempting to obtain such monopoly power, and that Evergreen’s business has been injured by our actions. The complaint seeks damages in an unspecified sum, treble damages under the antitrust laws, and costs, disbursements, and attorneys’ fees. The case is currently in the discovery phase. In a lawsuit brought against us in 2007, which was subsequently settled, the court determined in a non-final order that we had an affirmative obligation under the 1992 Sikorsky contract to support CH-54 operators. We intend to continue to vigorously defend ourselves against these claims, but we cannot predict whether we will be successful if the case proceeds to trial.

Rome Accident. In July 2005, one of our U.S. employees was killed when an Aircrane being delivered to our Italian customer crashed. The commander of the flight, who also is one of our employees, is subject to criminal prosecution under Italian law. The preliminary investigation closed in March 2008, and the commander was indicted. The matter is pending in the Tribunale Civile e Penale di Civitaveccia Ufficio GIP/GUP. The family members of the deceased filed in the criminal court as damaged civil parties for damages in an aggregate amount of €1.2 million ($1.6 million). We accepted the plaintiffs’ most recent settlement offer of €0.4 million ($533,000) on April 13, 2010 and that acceptance was acknowledged by the plaintiffs on April 19, 2010. We are in the process of negotiating the related release and settlement agreement. Of the €0.4 million ($533,000) settlement amount, our insurer has agreed to pay €0.2 million ($266,500). We have reserved for the remaining €0.2 million ($266,500) at December 31, 2009.

Tomato Crop Claim. In November 2008, Società Agricola C.S.A. Srl filed a claim in the Corte d’Apello in Lecce, Italy alleging €2,888,250 in damages to a tomato crop and farm facilities when an Aircrane engaged in firefighting in Italy drew water from a farmer’s reservoir. The action is in an early stage and our insurers are defending under reservation of rights. We are not able to determine

1

the likelihood of any outcome in this matter, nor are we able to estimate the amount or range of loss or the impact on our financial condition in the event of an unfavorable outcome.

U.S. Forest Service Claim. In early June 2008, we were awarded four contracts with the United States Forest Service (USFS). In late June 2008, the USFS issued a stop work order on three of the four contracts. In October, 2008 we filed a request for equitable adjustment on the stop work order with the USFS Contracting Officer. After being denied on our request for equitable adjustment, in July 2009, we filed a claim with the Civilian Board of Contract Appeals for approximately $3.0 million, which represented our estimate of additional costs incurred by us under these contracts, which we were not able to mitigate, as a result of the stop work order. We believe that these additional costs are compensable under USFS rules. An independent expert has determined the amount of these additional costs at $2.8 million. We and the USFS have each filed motions for summary judgment with the Civilian Board of Contract Appeals. We are awaiting a decision on the motions for summary judgment. We recorded approximately $3.0 million as a receivable in 2008, and reduced this amount to approximately $2.8 million in 2009 to reflect the revised estimate of additional costs.

Escrow Claim. Our company was acquired in a merger transaction on September 27, 2007, in which the buyers acquired 100% of our outstanding common stock. In connection with that transaction, the seller established a $9 million escrow to guarantee certain of seller’s obligations, including seller’s indemnity obligations under the purchase agreement. The seller is obligated under the purchase agreement to indemnify us for 50% of any claims by the IRS in connection with foreign tax credits, with such foreign tax credit indemnification obligation capped at $6 million (see —IRS Claim). On August 12, 2008, we issued a demand notice against the escrow. On February 3, 2009, we filed a complaint against the seller in the Supreme Court of the State of New York alleging breach of contract, breach of warranty, and negligent misrepresentation. On April 7, 2009, the seller filed a motion to dismiss, which was subsequently granted by the court on December 22, 2009. On February 12, we filed a notice of appeal, which we amended on May 6, 2010.

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SCHEDULE 5.09

ENVIRONMENTAL MATTERS

Borrower is continuing to participate in remediating environmental damage resulting from the identification of hazardous substances at its Central Point, Oregon facility. Under the Asset Purchase Agreement with Erickson Group, Ltd. (“Erickson Group”), a previous owner of Borrower, Erickson Group will bear the financial responsibility for the payment of the first $1.5 million of the cleanup costs. Erickson Group and the Borrower shall each bear one-half of the financial responsibility for the payment of the next $1.0 million of cleanup costs, and any aggregate costs in excess of $2.5 million will be the sole responsibility of Erickson Group. Erickson Group is responsible for directing and controlling the remediation efforts. Since 2000, the Borrower has paid $0.4 million to Erickson Group for a portion of its exposure on the $0.5 million layer of financial responsibility and has recorded a liability for the remaining $0.1 million exposure on its remaining share. In August 2006, Erickson Group received an insurance settlement of $0.3 million related to the environmental damage and will suspend further requests of co-funding until such amount is depleted from its environmental fund.

Erickson Air-Crane has no active involvement in the Central Point remediation process other than to allow access to Anchor Environmental, Borrower hired by Erickson Group, to conduct monitoring activities. Anchor Environmental continues to collect samples from all of the test wells on and off site. One new test well was drilled near the helipad in the last year. The Borrower has received indications in the past that the levels of contamination are continuing to drop. No other activity is occurring with regard to the remediation process. The remediation itself consists of a passive underground “wall” made of iron filings through which the contaminated water runs. The wall filters out the contamination via a reaction with the components of the wall.

Borrower is not involved in any other environmental remediation projects at this time.

1

SCHEDULE 5.10

PROPERTY INSURANCE

[SEE ATTACHED INSURANCE CERTIFICATES]

1

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE	DATE (MM/DD/YY 06/24/10

THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

PRODUCER NAME,	PHONE	COMPANY NAME AND ADDRESS		NAIC NO:
CONTACT PERSON AND ADDRESS	(A/C, No. Ext):

WILLIS OF NEW YORK, INC.		PRIMARY: LLOYDS UNDERWRITERS
ONE WORLD FINANCIAL CENTER		EXCESS: LLOYDS UNDERWRITERS
200 LIBERTY STREET
NEW YORK, NY 10281-1003

FAX	E-MAIL
(A/C. No): 212-519-5432	ADDRESS: robert_bartsch@willis.com	IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
POLICY TYPE
CODE:	SUB-CODE:
AGENCY
CUSTOMER ID #:
NAMED INSURED AND ADDRESS		LOAN NUMBER		POLICY NUMBER ,
ERICKSON AIR-CRANE INC.		XX		B080111164M10 PRIMARY
B080111060M10 EXCESS
3100 WILLIOW SPRINGS ROAD		EFFECTIVE DATE	EXPIRATION DATE
PO BOX 3247		APRIL 1, 2010	APRIL 1, 2011	CONTINUED UNTIL
CENTRAL POINT, OR 97502				☐ TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)		THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION (Use REMARKS on page 2, if more space is required)   ☐  BUILDING OR ☐  BUSINESS PERSONAL PROPERTY

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION                 PERILS INSURED  ☐  BASIC  ☐  BROAD  ☒  SPECIAL  ☐  AS PER POLICY NUMBER

COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $	DED:

		YES	NO	N/A
	☐ BUSINESS INCOME ☐ RENTAL VALUE	☐	☐	☒	IF YES, LIMIT:	Actual Loss Sustained; # of months
	BLANKET COVERAGE	☐	☐	☒	If YES, indicate value(s) reported on property identified above: $
	TERRORISM COVERAGE	☐	☐	☐	Attached Disclosure Notice / DEC
	IS THERE A TERRORISM-SPECIFIC EXCLUSION?	☐	☒	☐
	IS DOMESTIC TERRORISM EXCLUDED?	☐	☒	☐
	LIMITED FUNGUS COVERAGE	☐	☐	☐	IF YES, LIMIT:	DED:
	FUNGUS EXCLUSION (If “YES”, specify organization’s form used)	☐	☐	☒
	REPLACEMENT COST	☐	☒	☐
	AGREED VALUE	☐	☐	☒
	COINSURANCE	☐	☐	☒	IF YES, %
	EQUIPMENT BREAKDOWN (If Applicable)	☐	☐	☒	IF YES, LIMIT:	DED:
ORDINANCE OR LAW	- Coverage for loss to undamaged Portion of bldg	☐	☐	☒
	- Demolition Costs	☐	☐	☒	IF YES, LIMIT:	DED:
	- Incr. Cost of Construction	☐	☐	☒	IF YES, LIMIT:	DED:
	EARTH MOVEMENT (If Applicable)	☒	☐	☐	IF YES, LIMIT: See Attached	DED:
	FLOOD (If Applicable)	☒	☐	☐	IF YES, LIMIT:	DED:
	WIND / HAIL (If Subject to Different Provisions)	☒	☐	☐	IF YES, LIMIT:	DED:
	PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	☒	☐	☐

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE ADDITIONAL INTEREST NAMED BELOW, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES.

ADDITIONAL INTEREST
☐ MORTGAGEE	☐ CONTRACT OF SALE	LENDER SERVICING AGENT NAME AND ADDRESSS
☒ LENDERS LOSS PAYABLE
NAME AND ADDRESS

WELLS FARGO PER ATTACHED INFORMATION
/s/ Patricia Sabin
AUTHORIZED REPRESENTATIVE

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS – including Special Conditions (Use only if more space is required)

ACORD 28 (2006/07)	©ACORD CORPORATION 2003-2006. All rights reserved.

The ACORD name and logo are registered marks of ACORD

1

COVERAGE IS ALL RISK OF PHYSICAL LOSS OR DAMAGE FROM ANY EXTERNAL CAUSE

LIMITS OF LIABILITY:	$ 50,000,000 any one warehouse and/or hanger and/or place of storage except helicopters;
$ 20,000,000 any one warehouse and/or hanger and/or place of storage;
$ 20,000,000 any one conveyance.

EXCESS POLICY:	$75,000,000 excess $25,000,000 any one location

DEDUCTIBLES:	$10,000 in respect of SIMA Spa interests only at Lucca-Tassignamo Airport, Italy but $5,000 for transit;
$100,000 storage losses;
.50% of insured value, with minimum of $5,000 for transit;
$2,500 in respect of employee’s tools;
$100,000 for helicopters except $25,000 for helicopter transit losses.

Attachment and Termination: This insurance commences from the attachment of the Assured’s interest in the subject matter insured and continues until that interest ceases.

LOSS PAYEE:

Wells Fargo Bank, National Association,

as Administrative Agent under Credit Agreement, dated as of June 24, 2010,

with Erickson Air-Crane Incorporated

1525 West W. T. Harris Blvd — 1B1

Charlotte, NC 28262

Mail Code: MAC-D1109-019

Attn:         Elisha Sabido

Telephone:            704-590-4937

Facsimile:              704-715-0017

Email:                     ASRETeamB@Wachovia.com

2

SCHEDULE 5.13

SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

(a)                   Subsidiaries

1) Name	Dutch Air-Crane B.V.

Jurisdiction of Incorporation	Netherlands

Number of Authorized Shares for each Class of Capital Stock	2,000 shares (par value of 100 Gilders each)

Number of Issued and Outstanding Shares of each Class of Capital Stock	400 shares

Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated (sole shareholder) — 400 shares

Number of Shares Held in Treasury	None

2) Name	Erickson Air-Crane (Malaysia) Sdn. Bhd.

Jurisdiction of Incorporation	Malaysia

Number of Authorized Shares for each Class of Capital Stock	250,000 shares

Number of Issued and Outstanding Shares of each Class of Capital Stock	250,000 shares

Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated — 245,000 shares Eniyantti T. Eddie — 5,000 shares

Number of Shares Held in Treasury	None

3) Name	CAC Development Canada, Inc. (Canada)

Jurisdiction of Incorporation	Canada (Canada Business Corporations Act)

Number of Authorized Shares for each Class of Capital Stock	Unlimited

Number of Issued and Outstanding Shares of each Class of Capital Stock	100 Common Shares

Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated (sole shareholder) — 100 Common Shares

Number of Shares Held in Treasury	None

1

4) Name	Canadian Air-Crane Ltd.

Jurisdiction of Incorporation	Canada (Canada Business Corporations Act)

Number of Authorized Shares for each Class of Capital Stock	100 Class A Voting Common Shares 5,000 Class B Non-voting Common Shares 5,000,000 Non-voting Redeemable Preference Shares *All with no par value

Number of Issued and Outstanding Shares of each Class of Capital Stock	25 Class A Voting Common Shares 2,548 Class B Non-voting Common Shares 212,500 Non-voting Redeemable Preference Shares

Names of the Holder and Number of Shares Held

RFT Industries Ltd. — 19 Class A Voting Common Shares

CAC Development Canada, Inc. — 6 Class A Voting Common Shares, 2,548 Class B Non-voting Common Shares and 212,500 Non-voting Redeemable Preference Shares

Number of Shares Held in Treasury	None

5) Name	European Air-Crane SpA

Jurisdiction of Incorporation	Italy

Number of Authorized Shares for each Class of Capital Stock	1,000,000 Common Shares (nominal value of Euro 1.00)

Number of Issued and Outstanding Shares of each Class of Capital Stock	1,000,000 Common Shares

Names of the Holder and Number of Shares Held	Erickson Air-Crane Incorporated — 490,000 Common Shares F.C.N. S.a.R. — 20,000 Common Shares Inaer Helicopter Italia S.p.A. — 490,000 Common Shares

Number of Shares Held in Treasury	None

2

(b)           Equity Interests

1) Name	Layang-Layang Services Sdn. Bdh.

Jurisdiction of Incorporation	Malaysia

Number of Authorized Shares for each Class of Capital Stock	500,000 shares

Number of Issued and Outstanding Shares of each Class of Capital Stock	200,000 shares

Names of the Holder and Number of Shares Held	Erickson Air-Crane (Malaysia) Sdn. Bhd. — 98,000 shares (49%) Datuk Michael Hardin — 80,000 shares (40%) Yong Kiam Miaw — 22,000 shares (11%)

Number of Shares Held in Treasury	None

2) Name	Society Italiana di Manutenzioni Aeronautiche SpA (SIMA)

Jurisdiction of Incorporation	Italy

Number of Authorized Shares for each Class of Capital Stock	300,000 Common Shares (nominal value of Eruo 1.00)

Number of Issued and Outstanding Shares of each Class of Capital Stock	300,000 Common Shares

Names of the Holder and Number of Shares Held	European Air-Crane S.p.A — 180,000 Common Shares (60%) Gestioni Industriali e Servizi Aziendali SpA — 120,000 Common Shares (40%)

Number of Shares Held in Treasury	None

(A)          Amounts reflect the purchase of SIMA’s equity interests from Elilario in February 2007.

3

SCHEDULE 5.15

INTELLECTUAL PROPERTY

Domain Names

1.   Erickson Air-Crane Incorporated owns the Following domain names:

(a)        EACCP.COM

(b)        EACCP.NET

(c)        EACCP.US

(d)        ERICKSONAIRCRANE.COM

(e)        EACAERO.COM

(f)         EACAERO.NET

(g)        ERICKSONAERO.COM

(h)        ERICKSONAERO.NET

2.   Canadian Air-Crane Ltd. owns the following domain name, which was registered pursuant to an agreement with Network Solutions, LLC: AIR-CRANE.COM.

3.   European Air-Crane SpA owns the following domain name: EUROPEAN-AIRCRANE.COM.

4.   Erickson Air-Crane (Malaysia) Sdn. Bhd. owns EACMALAYSIA.COM.

Type Certificate

Number H6EA issued by the U.S. Department of Transportation - Federal Aviation Administration to Erickson Air-Crane Incorporated certifying that the helicopter models S-64E and S-64F meet the air-worthiness requirements dated 8/21/69. Remains in effect until surrendered, suspended, revoked or a termination date is otherwise established by the administrator of the FAA

Production Certificate

Issued by the US. Department of Transportation - Federal Aviation Administration to Erickson Air-Crane Incorporated authorizing the production of reasonable duplicates of Aircraft which are manufactured in conformity with authenticated data for which Type Certificates specified in the pertinent and currently effective Production Limitation Record were issued. Certificate number 716NM. Issued 12/8/99 and amended 4/16/07 (indefinite validity).

Ticker Symbol

The Borrower has reserved the following Nasdaq Ticker Symbol: EAC

PATENTS

U.S.

Title/KH File	Patent No. Issue Date	Expires

AIRCRAFT FLUID DROP SYSTEM (ERI 301)	5,320,185 June 14, 1994	June 15, 2012

AIRCRAFT FLUID DROP SYSTEM (ERI 301A)	5,451,016 September 19, 1995	June 14,2011

FLUID LOADING SYSTEM (ERI 306)	6,644,595 November 11, 2003	March 9, 2021

FLUID LOADING SYSTEM (ERI 306B)	6,874,734 April 5, 2005	March 9, 2021

FOREIGN

Title/Country/KH File	Patent No. Issue Date	Expires

FLUID LOADING SYSTEM (Canada) (ERI 306A1)	2402907 November 10, 2009	March 9, 2021

FLUID LOADING SYSTEM (Europe) (validated in FR (France), GR (Greece), IT (Italy), ES (Spain), TR (Turkey), PT (Portugal), MC (Monaco)) (ERI 306A2)	EP 1419310 July 18, 2007	March 9, 2021

FLUID LOADING SYSTEM (China) (ERI 306A4)	ZL 01808735.3 July 16, 2008	March 9, 2021

FLUID LOADING SYSTEM (Republic of Korea) (ERI 306A5)	8890879 March 10, 2009	March 9, 2021

FLUID LOADING SYSTEM (Australia) (ERI 306A6)	2001281468 December 6, 2007	March 9, 2021

PATENT APPLICATIONS

FOREIGN

Title/KH File	Serial No. Filing Date	Status/Comments

FLUID LOADING SYSTEM (Japan) (ERI 306A3)	2001-567913 September 10, 2002	Awaiting further action

FLUID LOADING SYSTEM (Republic of Korea) (ERI 306A5DIV)	7029246/2008 November 28, 2009	Abandoned; claims covered in ERI 306A5

PATENT REEXAMINATION PROCEEDINGS

U.S.

Title/KH File	Patent No.	Status/Comments

FLUID LOADING SYSTEM (ERI 306RX/ERI306RX1)	6,644,595 (Reexamination Proceedings Requested by Erickson and Requested by Third Party)	Awaiting further action

TRADEMARK REGISTRATIONS

U.S.

Mark KH File	Registration No. Registration Date	Goods and/or Services	Status
AIR CRANE ERI 401	2,262,212 July 20, 1999	aerial timber logging services and aerial heavy-lift construction services, in International Class 37; and aerial firefighting services, in International Class 42	Renewal due July 20, 2019

AIR CRANE ERI 403	2,578,985 June 11,2002	aerial lift vehicles	Renewal due June 11,2012

TRADEMARK APPLICATIONS

U.S.

Mark KH File	Serial No. Filing Date	Goods and/or Services	Status
AIRS ERI 406A	85/059,986 June 10, 2010	Emergency incident response services, namely, rescue services in International Class 39	Awaiting action

AIR INCIDENT RESPONSE SYSTEMS ERI 407A	85/059,995 June 10, 2010	Emergency incident response services, namely, rescue services in International Class 39	Awaiting action

MISCELLANEOUS DESIGN (helicopter logo) ERI 408	77/476,001 May 15, 2008	Emergency medical response services in International Class 44	Notice of Appeal filed; Appeal brief due August 2, 2010

1

Mark KH File	Serial No. Filing Date	Goods and/or Services	Status
MISCELLANEOUS DESIGN (helicopter logo) ERI 408DIV (divisional application separating services from ERI408)	77/978,281 May 15, 2008	Timber logging in International Class 40 and Firefighting in International Class 45	Awaiting further action

2

SCHEDULE 5.17

MATERIAL FEDERAL CONTRACTS

1.               National Call When Needed Heavy (Type I) & Medium (Type II) Helicopter Services Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated April 4, 2008, as amended.

2.               National Exclusive Use Large Fire Support Helicopter Services Agreement between the U.S. Forest Service and Erickson Air-Crane Incorporated, dated March 6, 2009, as amended.

3.               National Exclusive Use Large Fire Support Helicopter Services Agreement between the U.S. Forest and Erickson Air-Crane Incorporated, date June 6, 2008, as amended.

1

SCHEDULE 7.01

EXISTING LIENS

UCC Liens: Delaware Secretary of State

Filing #	Form	Date	Secured Party	Collateral
82270351	UCC-1	07/02/2008	US Express Leasing, Inc.	Leased Equipment

82509923	UCC-1	07/22/2008	US Express Leasing, Inc.	Leased Equipment

82854881	UCC-1	08/21/2008	US Express Leasing, Inc.	Leased Equipment

82854923	UCC-1	08/21/2008	US Express Leasing, Inc.	Leased Equipment

82983136	UCC-1	09/03/2008	US Express Leasing, Inc.	Leased Equipment

83699251	UCC-1	11/04/2008	US Express Leasing, Inc.	Leased Equipment

1

SCHEDULE 7.06

EXISTING LEASES

1.               Lease Agreement between Borrower and SRI Eight Macadam LLC for approximately 7,300 sq. ft. of headquarters office space in Portland, Oregon, dated March 31, 2009.

2.               Non-Commercial Aviation Hangar Ground Lease Type B between Borrower and Jackson County Airport Authority, dated May 24, 2007.

3.               Lease Agreement for 6909 and 6999 Sixth Street, between Borrower and A&B Properties, Inc., dated July 15, 2002.

4.               Lease Agreement for a 12x56 mobile office trailer between Borrower and Design Space Modular Buildings (formerly Commercial Mobile Structures), dated June 9, 2000.

5.               The following foreign lease agreements:

a.               Lease Indenture between Jacqueline Cheong and Canadian Air-Crane LTD, dated August 29, 1994.

b.              Hanger Bay Rental Agreement between Erickson Air-Crane (Malaysia) Sdn. Bhd. and Malaysia Airports Sdn. Bhd., dated July 9, 2009.

c.               Tenancy Agreement for hanger at Miri Airport between Erickson Air-Crane (Malaysia) Sdn. Bhd. and Malaysia Airports Sdn. Bhd., dated August 15, 2006.

d.              Airport Land Rental Agreement between European Air-Crane S.p.a. and Aeroporto di Lucca, dated April 8, 2009.

e.               European Air-Crane S.p.a. Office Lease Agreement, dated March 21, 2005.

f.                 Office Lease Agreement between European Air-Crane S.p.a. and Finim S.p.a. for warehouse space in Lucca, Italy, dated December 21, 2007.

g.              Office Space Agreement between European Air-Crane S.p.a. and Aeroporto Lucca Tassignano S.p.a., dated September 1, 2005.

1

SCHEDULE 10.02

ADDRESSES FOR NOTICES

ERICKSON AIR-CRANE INCORPORATED

5550 SW Macadam, Suite 200

Portland, OR 97239

Attn:	Chuck Ryan, Chief Financial Officer
	Telephone:	503-505-5815
	Facsimile:	503-473-8540
	Email:	cryan@ericksonaircrane.com

WELLS FARGO BANK, NATIONAL ASSOCIATION

Administration Agent’s Office
(Notices as Administrative Agent):			With a copy to:

Wells Fargo Bank, National Association			Wells Fargo Bank, National Association
1525 West W. T. Harris Blvd – 1B1			1300 SW Fifth Avenue, T-19
Charlotte, NC 28262			Portland, OR 97201
Mail Code: MAC-D1109-019			Mail Code: MAC P6101-133
Attn:	Elisha Sabido		Attn:	James R. Bednark
	Telephone:	704-590-4937		Telephone:	503-886-2280
	Facsimile:	704-715-0017		Facsimile:	503-886-3210
	Email:	ASRETeamB@Wachovia.com		Email:	james.r.bednark@wellsfargo.com

Lender; Swing Line Lender; L/C Issuer
(Requests for Extensions of Credit):			With a copy to:

Wells Fargo Bank, National Association			Wells Fargo Bank, National Association
1525 West W. T. Harris Blvd – 1B1			1300 SW Fifth Avenue, T-19
Charlotte, NC 28262			Portland, OR 97201
Mail Code: MAC-D1109-019			Mail Code: MAC P6101-133
Attn:	Elisha Sabido		Attn:	James R. Bednark
	Telephone:	704-590-4937		Telephone:	503-886-2280
	Facsimile:	704-715-0017		Facsimile:	503-886-3210
	Email:	ASRETeamB@Wachovia.com		Email:	james.r.bednark@wellsfargo.com

1

EXHIBIT A

FORM OF COMMITTED LOAN NOTES

1

Revolving Loans Promissory Note

$	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                           (“Lender”) on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the principal sum of                               Dollars ($                               ), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in

2

the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents. The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

3

Term Loan Promissory Note

$	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of                                    (“Lender”) the principal sum of                         Dollars ($                 ) in principal installments of $                            each on the first Business Day of each March, June, September and December beginning September 1, 2010 and the outstanding principal balance, together with all accrued and unpaid interest and related fees, on the Maturity Date.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in

4

the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents. The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

5

EXHIBIT B

FORM OF COMMITTED LOAN NOTICE

Date:                      ,

To:          Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐ A Borrowing of Revolving Loans

☐ A conversion or continuation of Loans

1.             On                                      (a Business Day).

2.             In the amount of                              .

3.             Comprised of                                            .
[Type of Committed Loan requested]

4.             For LIBOR Rate Loans: with an Interest Period of                          months.

The Borrower hereby certifies that the following statements are and will be true and correct on the date of the Borrowings requested above, both before and after giving effect to the Borrowings requested above:

(a)           the representations and warranties made by the Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be true and correct on and as of the date of the Borrowings requested above, except to the extent that such representations and warranties specifically refer to any earlier date and except that this request shall be deemed instead to refer to the last day of the most recent year or quarter, as the case may be, for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05(a) or 5.05(b) of the Agreement; and

1

(b)           no Default or Event of Default shall exist, or would result from the Borrowings requested hereby.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date                             ,

To:                              Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                           of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1.                                       Accompanying this Certificate are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1.                                       Accompanying this Certificate are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                       The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.                                       A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during

1

such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one.]

[to the best knowledge of the undersigned after due inquiry, no Default or Event of Default exists as of the date hereof]

—or

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default, its nature and status and the action that the Borrower proposes to take with respect thereto:]

4.                                       The representations and warranties of the Borrower contained in the Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date except that this Certificate shall be deemed instead to refer to the last day of the most recent year or quarter, as the case may be, for which financial statements have then been delivered in respect of the representation and warranty made in Section 5.05(a) or 5.05(b) of the Agreement.

5.                                       The calculation attached hereto demonstrating Borrower’s compliance with the covenant set forth in Sections 7.13 and 7.14 of the Agreement are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date below.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Dated:                                      ,

2

Financial Covenant Calculations:

I.                                         Section 7.13(a) — Minimum Tangible Net Worth

A.                                   Actual Tangible Net Worth (a + b + c +d — e)

a.                                       Borrower’s shareholders’ equity

b.                                      the outstanding principal and accrued but unpaid interest on Subordinated Debt

c.                                       to the extent not included in Borrower’s shareholders’ equity, the par value, additional paid-in capital, and accumulated but unpaid dividends with respect to the Series A Redeemable Preferred Stock

d.                                      90% of net proceeds from Borrower’s issuance of Equity Interests after April 30, 2010 (other than proceeds used substantially contemporaneously with receipt to retire or redeem Subordinated Debt and/or Series A Redeemable Preferred Stock)

e.                                       consolidated intangible assets

B.                                     Compliance with Covenant. Actual Tangible Net Worth as of the end of the fiscal quarter was $             , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than the Target Amount set forth in the table below as of the end of such fiscal quarter:

Quarter Ending	Target Amount

June 30, 2010	$44,500,000

September 30, 2010 through March 31, 2011	$58,000,000

June 30, 2011	$60,000,000

September 30, 2011 through June 30, 2012	$75,000,000

September 30, 2012 and thereafter	$100,000,000

II.                                     Section 7.13(b) — Minimum Fixed Charge Coverage Ratio

A.                                   Adjusted EBITDA as of the end of a fiscal quarter (a + b)

a.                                       EBITDA as of the end of a fiscal quarter (i + ii - iii)

3

i.                                          Borrower’s consolidated net income after taxes for the twelve months ending with such quarter

ii.                                       the sum of the amounts for such twelve month period included in determining such net income of (A) interest expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, (E) unusual non-cash charges, extraordinary non-cash losses and other non-recurring non-cash charges, (F) any non-cash charges arising from awards to employees relating to Equity Interests, (G) any non-cash charges relating to financings and (H) any non-cash currency translation adjustments that serve to reduce net income

iii.                                    the sum of the amounts for such twelve month period included in determining such net income of (A) gains on sales of assets (excluding sales of inventory in the ordinary course of business), (B) unusual non-cash gains, extraordinary non-cash gains and other non-recurring non-cash gains and (C) any non-cash currency translation adjustments that serve to increase net income

b.                                      Adjustments each of the following to extent paid during 12 month period for which EBITDA was calculated (i + ii + iii + iv))

i.                                          management fees paid to Stonehouse Capital Partners in 2009 and the first fiscal quarter of 2010

ii.                                       2010 IPO related non-capitalized expenses up to a maximum of $2,000,000

iii.                                    2010 and 2011 legal expenses (including, without limitation, settlement costs) incurred directly in connection with the Evergreen Aviation litigation, the litigation with Borrower’s prior owners, the litigation in Italy relating to the 2005 helicopter crash and the appeal of the IRS audit relating to Borrower’s 2005 and 2006 tax years, up to an aggregate maximum of $2,000,000 for any twelve month period

iv.                                   any cash expense resulting from the prepayment of Existing Indebtedness in connection with the credit extended hereunder, up to an aggregate maximum of $500,000

B.                                     Other Deductions each of the following to extent paid during 12 month period for which EBITDA was calculated (a + b + c)

a.                                       income taxes paid in cash

b.                                      up to $5,000,000 of Capital Expenditures

c.                                       dividends and other distributions in respect of Equity Interests paid in cash

C.                                     Fixed Charges as of the end of a fiscal quarter (a + b + c)

a.                                       then current portion of long term debt

b.                                      then current portion of payments in respect of capital leases

4

c.                                       cash interest expense for the twelve months ending with such fiscal quarter

D.                                    Fixed Charge Coverage Ratio (A - B) ÷ C

E.                                      Compliance with Covenant. Fixed Charge Coverage Ratio as of the end of the fiscal quarter was       :       , which ☐ satisfies ☐ does not satisfy the requirement that such ratio not be less than 1.75:1.00

III.                                 Section 7.13(c) — Maximum Leverage Ratio

A.                                   Funded Indebtedness as of the end of a fiscal quarter (a + b + c + d + e + f +g)

a.                                       obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments

b.                                      purchase money Indebtedness

c.                                       direct or contingent obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments

d.                                      obligations in respect of the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business that have not been outstanding for more than 120 days)

e.                                       obligations with respect to Attributable Indebtedness

f.                                         guarantees with respect to Indebtedness of the types specified in clauses (a) through (e) above of another Person

g.                                      all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person provided, however, “Funded Indebtedness” shall not include the Subordinated Debt

B.                                     Adjusted EBITDA (II A above)

C.                                     Leverage Ratio A ÷ B

D.                                    Compliance with Covenant. Leverage Ratio as of the end of the fiscal quarter was      :      , which ☐ satisfies ☐ does not satisfy the requirement that such ratio not be greater than the Target Ratio set forth in the table below as of the end of such fiscal quarter:

5

Quarter Ending	Target Ratio

June 30, 2010	4.25:1.00

September 30, 2010	4.00:1.00

December 31, 2010 through September 30, 2011	3.75:1.00

December 31, 2011 and thereafter	3.50:1.00

IV.                                Section 7.14 — Maximum Capital Expenditures

A.                                   Capital Expenditures fiscal year to date as of the end of a fiscal quarter

B.                                     Carry Over Immediately Prior Year amount, if any, by which Capital Expenditures for immediately prior fiscal year were less than Annual Capex Limit

C.                                     Tested Amount (A — B)

D.                                    Compliance with Covenant. Tested Amount was $                  , which ☐ satisfies ☐ does not satisfy the requirement that such amount not be greater than the Annual Capex Limit set forth in the table below for such fiscal year:

Year	Annual Capex Limit

2010	$10,000,000

2011	$18,000,000

2012	$14,000,000

2013	$22,000,000

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EXHIBIT D

FORM OF GUARANTY AGREEMENT

CONTINUING GUARANTY

THIS CONTINUING GUARANTY (“Guaranty”) is entered into as of                        , by                                                      (“Guarantor”), in favor of Administrative Agent and the Lenders.

RECITALS

A.                                   Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), has entered into that certain Credit Agreement dated as of June 24, 2010 with the Administrative Agent and the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                     Borrower, directly or indirectly, owns all or substantially all of Guarantor’s Equity Interests.

C.                                     Guarantor, as a subsidiary of Borrower, may desire to receive the benefit of working capital advances, sales support and other services customarily provided to a subsidiary by its parent corporation (such advances and services hereinafter referred to as “Parent Support Funding and Services”). Pursuant to the terms of the Credit Agreement, Borrower is prohibited from providing Parent Support and Funding Services to Guarantor until Guarantor first executes and delivers this Guaranty to Administrative Agent.

NOW, THEREFORE, Guarantor hereby agrees as follows:

1.                                      Definitions; Interpretation. All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement. The rules of construction and interpretation specified in Sections 1.03 through 1.06 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.

2.                                      Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, whether now existing or hereafter arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, Guarantor’s obligations under this Guaranty shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any applicable Debtor Relief Law.

3.                                      Obligations Unconditional. This Guaranty is an absolute guaranty of payment and not a guaranty of collection. Guarantor’s obligations are absolute and

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unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the Guarantor’s obligations shall be absolute and unconditional under all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair Guarantor’s liability hereunder, which shall remain absolute and unconditional as described above:

(a)                                  at any time or from time to time, without notice to Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(b)                                 any act mentioned in any provision of any Loan Document or other document relating to the Obligations shall be done or omitted;

(c)                                  the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d)                                 any Lien granted to, or in favor of, the Administrative Agent, Lenders or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or

(e)                                  any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Guarantor).

4.                                      Exhaustion of Other Remedies Not Required. The obligations of Guarantor hereunder are those of a primary obligor, and not merely as surety, and are independent of the Obligations. Guarantor waives diligence by Administrative Agent or any Lender and action on delinquency in respect of the Obligations or any part thereof, including any provisions of Law requiring Administrative Agent or any Lender to exhaust any right or remedy or to take any action against Borrower, any other guarantor or any other Person or property before enforcing this Guaranty against Guarantor.

5.                                      Solvency. Guarantor represents and warrants that it is Solvent on the date hereof. As used in this Guaranty, “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the

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present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

6.                                      No Setoff or Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including for all present and future taxes

7.                                      Representations and Warranties. Guarantor makes the following representations and warranties to the Administrative Agent and the Lenders:

(a)                                  It is an entity duly formed and validly existing in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its formation, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all Permits and other approvals to enter into and perform the Obligations and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to have so qualified or have such power and authority or to hold such Permits and other approvals could not reasonably be expected to have a Material Adverse Effect.

(b)                                 Its execution, delivery and performance of this Guaranty are within its powers, have been duly authorized by all necessary entity action, and do not (a) contravene its Organization Documents; (b) contravene any contractual restriction or Law binding on or affecting it, except where such contravention could not reasonably be expected to have a Material Adverse Effect; or (c) result in, or require the creation or imposition of, any Lien on its property, except Liens for the benefit of the Administrative Agent and the Lenders.

(c)                                  No consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by it of this Guaranty;

(d)                                 This Guaranty constitutes the legal, valid and binding obligations of Guarantor enforceable in accordance with its terms.

(e)                                  By virtue of Guarantor’s relationship with Borrower, the execution, delivery and performance of this Guaranty is reasonably expected to be for

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Guarantor’s direct and indirect benefit and Guarantor has received adequate consideration for this Guaranty.

(f)                                    There is no pending or, to the knowledge of Guarantor, threatened litigation, action, proceeding, or labor controversy affecting Guarantor, or any of its properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

8.                                      Waiver of Notices. Guarantor waives notice of the acceptance of this Guaranty and of the extension or continuation of the Obligations or any part thereof. Guarantor further waives presentment, protest, notice, dishonor or default, demand for payment and any other notices to which Guarantor might otherwise be entitled.

9.                                      Subrogation. Guarantor shall not exercise any right of subrogation, contribution or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty are indefeasibly paid and performed in full (other than contingent indemnification obligations) and the Commitments have been terminated. If any amount is paid to Guarantor in violation of the foregoing limitation, then such amount shall be held in trust for the benefit of Administrative Agent and the Lenders and shall forthwith be paid to Administrative Agent for application against the Obligations, whether matured or unmatured.

10.                               Reinstatement. Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower, any guarantor (including Guarantor) or any other Person, or otherwise, as if such payment had not been made and whether or not Administrative Agent or any Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.

11.                               Subordination. Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to Guarantor, whether now existing or hereafter arising, including any obligation of Borrower to Guarantor as subrogee of any Lender or resulting from Guarantor’s performance under this Guaranty, to the indefeasible payment in full of the Obligations (other than contingent indemnification obligations). If Administrative Agent so requests at any time after the occurrence and during the continuation of an Event of Default, any such obligation or indebtedness of Borrower to Guarantor shall be enforced and performance received by Guarantor as trustee for the Lenders and the proceeds thereof shall be paid over to Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty.

12.                               Information. Guarantor shall promptly furnish to Administrative Agent all financial or other information regarding Guarantor or its property as Administrative Agent may reasonably request in writing.

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13.                               Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other Person, or otherwise, all such amounts shall nonetheless be payable by Guarantor immediately upon demand by Administrative Agent.

14.                               Expenses. Guarantor shall pay immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including any adversary proceeding, contested matter or motion) or otherwise), incurred by Administrative Agent and/or any Lender in connection with (a) the enforcement, preservation or protection (or attempted enforcement, preservation or protection) of Administrative Agent’s and/or any Lender’s rights under this Guaranty and/or the collection of any amounts that become due hereunder and (b) the prosecution or defense of any action in any way related to this Guaranty, including any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower or Guarantor. The obligations of Guarantor under the preceding sentence shall survive termination of this Guaranty.

15.                               Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.                               Integration. This Guaranty, together with the other Loan Documents to which Guarantor is a party, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. Guarantor acknowledges that this Guaranty and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms. There are no unwritten oral agreements between Guarantor, on the one hand, and Administrative Agent or any Lender, on the other.

17.                               Amendments. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by party against whom enforcement is sought. Without limiting the generality of the foregoing, the making of a Loan or issuance of any other credit under the Credit Agreement shall not be construed as a waiver of any Default.

18.                               Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the following applicable address or facsimile number:

Administrative Agent
or any Lender:	to Administrative Agent at the address set forth in Schedule 1 to the Credit Agreement

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Guarantor:	[NAME OF GUARANTOR]
[ADDRESS]
[ADDRESS]
[CITY, STATE ZIP CODE]
Attention: Chief Financial Officer
Fax: ( ) -
Email: @

or, with respect to Guarantor, to such other address or fax number as Guarantor may designate for itself by notice to the Administrative Agent. Each such notice or other communication demand shall be deemed given or made pursuant to the terms of the Credit Agreement.

19.                               No Waiver; Enforceability. No failure by Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.

20.                               Assignment. This Guaranty shall (a) bind Guarantor and its successors and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void) and (b) inure to the benefit of Administrative Agent and each Lender and their respective successors and assigns. Administrative Agent and each Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, assign or sell participations in the Obligations and this Guaranty in the manner provided in the Credit Agreement. Administrative Agent and each Lender may disclose to any prospective purchaser and any purchaser of all or part of the Obligations any and all information in Administrative Agent’s or such Lender’s possession concerning Guarantor, this Guaranty and any security for this Guaranty.

21.                               Condition of Borrower. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition, business and operations as Guarantor requires, and that Administrative Agent and Lenders have no duty, and Guarantor is not relying on Administrative Agent or Lenders at any time, to disclose to Guarantor any information relating to Borrower’s business, operations or financial condition.

22.                               Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflict of laws provisions thereof, and any applicable laws of the United States.

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23.                               Submission to Jurisdiction. GUARANTOR (AND BY EXECUTION OF THE ACKNOWLEDGEMENT HERETO, ADMINISTRATIVE AGENT) HEREBY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OREGON AND THE FEDERAL COURTS OF THE UNITED STATES FOR THE DISTRICT OF OREGON FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS; (B) AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURTS; (C) IRREVOCABLY WAIVES (TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT NOW OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY OF THE FOREGOING COURTS, AND ANY OBJECTION ON THE GROUND THAT ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW; PROVIDED, HOWEVER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED TO PRECLUDE ADMINISTRATIVE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ADMINISTRATIVE AGENT OR LENDER.

24.                               Waiver of Jury Trial. GUARANTOR (AND BY EXECUTION OF THE ACKNOWLEDGEMENT HERETO, ADMINISTRATIVE AGENT), TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION IN ANY WAY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS OR EVENTS REFERENCED HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND/OR ANY LOAN DOCUMENT. A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND THE CONSENT TO TRIAL BY COURT.

25.                               USA PATRIOT Act Notice. Administrative Agent hereby notifies Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the Patriot Act), it is required to obtain, verify and record information that identifies Guarantor, which information includes Guarantor’s name and address and other information that will allow Administrative Agent to identify Guarantor in accordance with the Patriot Act. Guarantor shall, promptly following a request by Administrative Agent, provide all documentation and other information that Administrative

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Agent requests in order to comply with its ongoing obligations under applicable know your customer and anti-money laundering rules and regulations, including the Patriot Act.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty by its duly authorized officer as of the date first above written.

By:

Title:

ACKNOWLEDGEMENT BY ADMINISTRATIVE AGENT

Administrative Agent hereby acknowledges receipt of the foregoing Guaranty and agrees to the provisions of Sections 23 and 24 thereof.

WELLS FARGO, NATIONAL ASSOCIATION, as Administrative Agent

By:

Title:

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EXHIBIT E

FORM OF SWING LINE NOTE

Swing Line Loans Promissory Note

$10,000,000	June 24, 2010

FOR VALUE RECEIVED, the undersigned, Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), hereby promises to pay to the order of Wells Fargo Bank, National Association (“Lender”) on the Maturity Date, or at such earlier time as is provided in that certain Credit Agreement among Borrower, Wells Fargo Bank, National Association (as Administrative Agent, Swing Line Lender and L/C Issuer) and the Lenders named therein dated as of June 24, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the principal sum of Ten Million Dollars ($10,000,000), or such lesser amount as shall equal the aggregate outstanding principal balance of all Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement.

This promissory note is one of the promissory notes referred to in, and subject to the terms of, the Credit Agreement. Capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement.

Borrower further promises to pay interest on the outstanding principal balance hereof at the interest rates, and payable on the dates, set forth in the Credit Agreement. All payments of principal and interest hereunder shall be made to Administrative Agent in lawful money of the United States and in same day or immediately available funds.

Lender is authorized but not required to record the date and amount of each advance made hereunder, the date and amount of each payment of principal and interest hereunder, and the resulting unpaid principal balance hereof, in Lender’s internal records, and any such recordation shall be prima facie evidence of the accuracy of the information so recorded; provided however, that Lender’s failure to so record such amounts shall not limit or otherwise affect Borrower’s obligations hereunder and under the Credit Agreement to repay the principal hereof and interest hereon.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees (whether incurred at the trial or appellate level, in an arbitration proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise). No delay or failure on the part of Lender in exercising any of its rights hereunder shall be deemed a waiver of such rights or any other right of Lender, nor shall any delay,

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omission or waiver on any one occasion be deemed a bar to or waiver of such rights or any other right on any future occasion. Borrower and every surety, indorser and guarantor of this Note waive presentment, demand, protest, notice of intention to accelerate, notice of acceleration, notice of nonpayment and all other notices of every kind, and agree that their liability under this Note shall not be affected by any renewal, postponement or extension in the time of payment hereof, by any indulgence granted by any holder hereof with respect hereto, or by any release or change in any security for the payment of this Note, and they hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower.

Borrower’s obligations evidenced by this promissory note are secured by the Collateral described in the Loan Documents. The Loan Documents describe the rights of Administrative Agent, Lender and any other holder hereof with respect to the Collateral.

In the event of any conflict between the terms of this promissory note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

ERICKSON AIR-CRANE INCORPORATED

By:
Title:

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EXHIBIT F

ASSIGNMENT AND ASSUMPTION

Assignment and Assumption Agreement

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is entered into as of                            , between                                                                                                                       (“Assignor”) and                                            (“Assignee”).

WHEREAS, Assignor is a Lender under that certain Credit Agreement among Erickson Air-Crane Incorporated, a Delaware corporation (“Borrower”), Wells Fargo Bank, National Association (as Administrative Agent) and the lenders named therein dated as of                                                     , 2010, (as amended, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Credit Agreement.

WHEREAS, it is the intention of Assignor and Assignee that (a) Assignor assign to Assignee [all] [a portion] of Assignor’s rights and obligations under the Credit Agreement, (b) Assignee assume all such assignment obligations of Assignor, and (c) Assignor be released from such assigned obligations.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                                       Assignment. Effective on the Assignment Effective Date (as defined in Section 3 hereof), Assignor, without recourse and without representation or warranty (except as expressly provided in Section 6 hereof), hereby assigns to Assignee the Assigned Rights and Obligations (as defined below).

[The “Assigned Rights and Obligations” means all of Assignor’s rights and obligations under the Credit Agreement on the Assignment Effective Date.]

[The “Assigned Rights and Obligations” means: [a $                           portion] [                            %] of Assignor’s share of the Loans and Total Commitments on the Assignment Effective Date; and all of Assignor’s other rights and obligations under the Credit Agreement that are attributable to such share.]

2.                                       Assumption. Effective on the Assignment Effective Date, Assignee hereby accepts the foregoing assignment of, and hereby assumes from Assignor all of, the Assigned Rights and Obligations.

3.                                       Effectiveness. This Agreement shall become effective on such date as shall be selected by Assignor (the “Assignment Effective Date”), which date shall be on or as soon as

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practicable after the execution and delivery of counterparts of this Agreement by Assignor, Assignee, Administrative Agent and Borrower. Assignor shall promptly notify Assignee, Administrative Agent and Borrower in writing of the Assignment Effective Date.

4.                                       Payments on Assignment Effective Date. In consideration of the assignment by Assignor to, and the assumption by Assignee of, the Assigned Rights and Obligations, on the Assignment Effective Date: (a) Assignee shall pay to Assignor the principal amount of all Loans made by Assignor pursuant to the Credit Agreement that are attributable to the Assigned Rights and Obligations and outstanding on the Assignment Effective Date; (b) each of Assignor and Assignee shall pay to the other such amounts (if any) as are specified in any written agreement or exchange of letters between them; and (c) Assignee shall pay to Administrative Agent an assignment processing and recordation fee of $                 .

5.                                       Allocation and Payment of Interest and Fees.

(a)                                  Administrative Agent shall pay to Assignee all interest, commitment fees and other amounts not constituting principal that are paid by or on behalf of Borrower pursuant to the Loan Documents and are attributable to the Assigned Rights and Obligations (“Borrower Amounts”) which accrue on and after the Assignment Effective Date. If Assignor receives or collects any such Borrower Amounts, Assignor shall promptly pay them to Assignee.

(b)                                 Administrative Agent shall pay to Assignor all Borrower Amounts that accrue before the Assignment Effective Date. If Assignee receives or collects any such Borrower Amounts, Assignee shall promptly pay them to Assignor.

6.                                       Representations and Warranties.

(a)                                  Each of Assignor and Assignee represents and warrants to the other party as follows:

(i)                       it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement;

(ii)                    the making and performance of this Agreement and all documents required to be executed and delivered by it pursuant hereto do not and will not violate any law or regulation applicable to it;

(iii)                 this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of, it, enforceable in accordance with its terms, and

(iv)                all approvals, authorizations or other actions by, or filings with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been made or obtained.

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(b)                                 Assignor represents and warrants to Assignee that Assignor owns the Assigned Rights and Obligations, free and clear of all liens or other encumbrances.

(c)                                  Assignee represents and warrants to Assignor as follows:

(i)                       Assignee has made and shall continue to make its own independent investigation of the financial condition, affairs and creditworthiness of Borrower in connection with Assignee’s assumption of the Assigned Rights and Obligations; and

(ii)                    Assignee has received a copy of the Loan Documents and such other documents, financial statements and information as Assignee deems appropriate to make its own credit analysis and decision to enter into this Agreement.

7.                                       No Assignor Responsibility. Assignor makes no representation or warranty and assumes no responsibility to Assignee for:

(a)                                  the execution by any party other than Assignor, or the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Loan Documents;

(b)                                 any representations, warranties, recitals or statements made in the Loan Documents or in any financial statement or other statement, instrument, report, certificate or any other document made or furnished or made available by or on behalf of Borrower to Assignor or Assignee in connection with the Loan Documents and the transactions contemplated thereby;

(c)                                  the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or the existence or possible existence of any default or event of default under the Loan Documents; or

(d)                                 the accuracy or completeness of any information provided to Assignee, whether by Assignor or by or on behalf of Borrower.

Assignor shall have no initial or continuing duty or responsibility to make any investigation of the financial condition, affairs or creditworthiness of Borrower in connection with the assignment of the Assigned Rights and Obligations hereunder, or to provide Assignee with any credit or other information with respect thereto, whether coming into Assignor’s possession before the date hereof or at any time or times thereafter.

8.                                       Assignee Bound By Credit Agreement. Effective on the Assignment Effective Date, Assignee: (a) shall be deemed to be a party to and “Lender” under the Credit Agreement; (b) agrees to be bound by the Credit Agreement to the same extent as it would have been if it had been an original Lender party thereto; and (c) agrees to perform in accordance with their respective terms all obligations which are required under the Loan Documents to be performed by it as a Lender. Assignee appoints and authorizes Administrative Agent to take such actions as Administrative Agent on Assignee’s behalf and

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to exercise such powers under the Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

9.                                       Assignor Released From Credit Agreement. Effective on the Assignment Effective Date, Assignor shall be released from the Assigned Rights and Obligations; provided, however, that Assignor shall retain all of its rights to indemnification under the Loan Documents for any events, acts or omissions occurring before the Assignment Effective Date.

[10.                             Foreign Withholding.

(a)                                  Assignee represents and warrants to Administrative Agent, Borrower and Assignor that, under applicable law and treaties, Assignee is entitled to receive all payments under the Loan Documents and this Agreement payable to it, without deduction or withholding of any taxes imposed by the United States or any political subdivision thereof.

(b)                                 On or before the Assignment Effective Date, Assignee shall deliver to each of Borrower and Administrative Agent two executed copies of valid and properly completed: (i) United States Internal Revenue Service Form 1001 or 4224 certifying that Assignee is entitled to receive payments under the Credit Agreement and the Loan Documents payable to it, without deduction or withholding of any United States federal income taxes; or (ii) Internal Revenue Service Form W-8 or W-9 establishing an exemption from United States backup withholding tax. If any such form is found to be incomplete or incorrect, or must be replaced (on the same or a successor form) in order to maintain its effectiveness, Assignee shall execute and deliver to each of Borrower and Administrative Agent two executed copies of a valid, complete and correct replacement form.]

[11.]                         General.

(a)                                  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior and current understandings and agreements, whether written or oral (other than with respect to any fees payable as provided in Section 4 hereof).

(b)                                 No term or provision of this Agreement may be amended, waived or terminated orally, but only by an, instrument signed by the parties hereto.

(c)                                  This Agreement may be executed in one or more counterparts. Each set of executed counterparts shall be an original. Executed counterparts may be delivered by facsimile transmission.

(d)                                 Assignor may at any time and from time to time grant to others pursuant to the Loan Documents assignments of or participations in all or part of Assignor’s share of the Loans and Total Commitments, but not with respect to the Assigned Rights and Obligations.

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(e)                                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other. The preceding sentence shall not limit the right of Assignee to grant to others assignments of or participations in all or part of the Assigned Rights and Obligations to the extent permitted by the terms of the Loan Documents.

(f)                                    All payments to Assignor or Assignee hereunder shall, unless otherwise specified by the party entitled thereto, be made in U.S. Dollars, in immediately available funds, and to the address or account specified on the signature pages of this Agreement. The address of Assignee for notice purposes under the Credit Agreement shall be as specified on the signature pages of this Agreement.

(g)                                 If any provision of this Agreement is held invalid, illegal or unenforceable, the remaining provisions hereof will not be affected or impaired in any way.

(h)                                 Each party shall bear its own expenses in connection with the preparation and execution of this Agreement.

(i)                                     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

By:

Name:

Title:

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Assignor’s Notice Instructions:

Attn:
Ref:
Telephone: ( )
Facsimile: ( )

Assignor’s Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ASSIGNEE:

By:

Name:

Title:

Assignee’s Notice Instructions:

Attn:
Ref:
Telephone: ( )
Facsimile: ( )

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Assignee’s Payment Instructions:

ABA No.
Account No.
Attn:
Ref:

ACKNOWLEDGED AND AGREED:

ADMINISTRATIVE AGENT:

By:

Name:

Title:

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

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EXHIBIT G

FORM OF MONTHLY ASSET COVERAGE AND AVAILABLE
CREDIT CERTIFICATE

Month End Date:                                          , 201    [insert date of most recent month end]

To:                              Wells Fargo Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June 24, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Erickson Air-Crane Incorporated, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer hereby certifies that:

(a)                                  as of the date hereof that he/she is the                                             of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower,

(b)                                 as of the month end date set forth above the Asset Coverage Amount, computed in accordance with the Agreement, as set forth in detail on the attached exhibit, was $                       ,

(c)                                  each Aircraft included in the calculation of such Asset Coverage Amount was located as of the end of the month, and is currently located, in the United States, Canada, Australia, Malaysia or Greece or, in compliance with Sections 6.19 and 7.16 of the Credit Agreement, in                           ,

(d)                                 as of the close of business on                                             [insert Business Day immediately preceding the date of this certificate] the Available Credit was $                                determined as follows:

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1.	Aggregate Revolving Commitments		$

2.	Outstanding Amount of:

	(a) Revolving Loans	$
	(b) Swing Loans	$
	(c) L/C Obligations	$
	(d) TOTAL		$

3.	Line 1 less Line 2(d)		$

4.	Asset Coverage Amount (from above)		$

5.	Outstanding Amount of:

	(a) All Loans	$
	(b) L/C Obligations	$
	(c) TOTAL		$

6.	Line 4 less Line 5(c)		$

7.	Available Credit (lesser of Line 3 or Line 6)		$

(e)                                  each calculation referenced above and set forth on the attached computation is true and accurate on and as of the relevant, specified date thereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date below.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

Dated:                                          , 201

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